                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                      1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement            [ ]  Confidential, For Use of the
[X]  Definitive Proxy Statement                  Commissioner Only (as
[ ]  Definitive Additional Materials             permitted by Rule 14a-16(e)(2))
[ ]  Soliciting Material Under Rule 14a-12

                         ALABAMA NATIONAL BANCORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                ------------------------------------------------
                    (Name of Person(s) Filing Proxy Statement
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 March 28, 2002

To the Stockholders of Alabama National BanCorporation:

     You are invited to attend the 2002 Annual Meeting of Stockholders of Alabama National BanCorporation (the "Company"), which will be held at the principal office of the Company, 1927 First Avenue North, Birmingham, Alabama 35203, on Thursday, May 2, 2002 at 10:00 a.m., CDT. Formal notice of the Annual Meeting, a Proxy Statement, and a form of Proxy accompany this letter.

     Also enclosed is the Company's 2001 Annual Report to Stockholders.

     Information about the meeting and the various matters on which the Stockholders will act is included in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement. Please carefully consider the enclosed Proxy Statement and execute and return your Proxy so that the Company may be assured of the presence of a quorum at the Annual Meeting. A postage prepaid envelope is enclosed for your convenience in replying. The prompt return of your Proxy will be of great assistance in reducing the expense of subsequent mailings. If you attend the Annual Meeting, and so elect, you may withdraw your Proxy and vote in person.

                                                     Sincerely,

                                                     /s/ John H. Holcomb, III
                                                     -------------------------
                                                     John H. Holcomb, III
                                                     Chairman of the Board and
                                                     Chief Executive Officer

                         Alabama National BanCorporation
                             1927 First Avenue North
                            Birmingham, Alabama 35203

                    Notice of Annual Meeting of Stockholders
                             to be held May 2, 2002

To our Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Alabama National BanCorporation ("ANB" or, the "Company") will be held at 10:00 a.m., local time, on Thursday, May 2, 2002, at National Bank of Commerce of Birmingham, 1927 First Avenue North, Birmingham, Alabama 35203, for the following purposes:

1.   to elect 15 directors to serve on the Board of Directors of the Company;

2. to amend the Company's Certificate of Incorporation to increase the maximum size of the Board of Directors from fifteen to twenty total directors;

3. to amend the Company's Certificate of Incorporation to increase the total authorized shares of common stock of the Company from 17,500,000 to 27,500,000;

4. to consider and vote upon the Second Amendment and Restatement of the Alabama National BanCorporation Performance Share Plan to qualify certain compensation payable thereunder for deductibility by the Company for Federal income tax purposes;

5. to consider and vote upon the Second Amendment and Restatement of the Alabama National BanCorporation Annual Incentive Plan to qualify certain compensation payable thereunder for deductibility by the Company for Federal income tax purposes;

6. to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for 2002; and

7. to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The Board of Directors has set March 8, 2002 as the record date for the Annual Meeting. Only holders of record of ANB's common stock at the close of business on the record date will be entitled to notice of, and to vote at, the Annual Meeting.

     The Annual Meeting may be adjourned from time to time without notice other than announcement at the meeting or at adjournments thereof, and any business for which notice is hereby given may be transacted at any such adjournment.

     Details concerning those matters to come before the Annual Meeting are provided in the accompanying Proxy Statement. A copy of ANB's Annual Report to Stockholders for the year ended December 31, 2001 is enclosed. We hope you will find it informative.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE SELF-ADDRESSED, STAMPED ENVELOPE PROVIDED. RETURNING YOUR PROXY CARD DOES NOT DEPRIVE YOU OF YOUR RIGHT TO ATTEND THE ANNUAL MEETING AND TO VOTE YOUR SHARES IN PERSON.

                                 By order of the Board of Directors,

                                 /s/ Kimberly Moore
                                 -----------------------------------
                                 Kimberly Moore
                                 Corporate Secretary
                                 March 28, 2002

                         Alabama National BanCorporation
                             1927 First Avenue North
                            Birmingham, Alabama 35203

                                 PROXY STATEMENT
                         Annual Meeting of Stockholders
                             to be held May 2, 2002

Solicitation of Proxies

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors") of Alabama National BanCorporation, a Delaware bank holding corporation ("ANB" or, the "Company"), to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m., local time, on Thursday, May 2, 2002, at National Bank of Commerce of Birmingham ("NBC"), 1927 First Avenue North, Birmingham, Alabama 35203, or at any adjournment or postponement thereof. The Proxy Statement and Proxy are first being mailed to the Stockholders of ANB on or about March 28, 2002.

     ANB will bear the cost of the solicitation of proxies. ANB will request brokers or nominees to forward this Proxy Statement to their customers and principals and will reimburse them for expenses so incurred. If deemed necessary, ANB may also use its officers and regular employees, without additional compensation, to solicit proxies personally or by telephone.

Stockholders Entitled to Vote

     The Board of Directors has set March 8, 2002 as the record date for the Annual Meeting. Only Stockholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 12, 2002, there were 12,350,088 shares of the common stock of ANB, par value $1.00 per share ("Common Stock"), outstanding. Each Stockholder is entitled to one vote in person or by proxy for each share of Common Stock held on all matters properly to come before the Annual Meeting.

Vote Required

     At the Annual Meeting, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business. Assuming the presence of a quorum, directors of the Company shall be elected at the Annual Meeting (Proposal 1) by a plurality of the votes cast, whether in person or by proxy. Proposals 2, 3, 4 and 5 require for adoption the affirmative vote by the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting in person or by proxy. Proposal 6, ratification of auditors, requires for adoption the affirmative vote of the holders of a majority of shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

     A Stockholder may abstain or withhold his vote (collectively, "abstentions") with respect to each item submitted for Stockholder approval. Abstentions will be counted as present for purposes of determining the existence of a quorum but will be counted as not voting in favor of any proposal brought before the Annual Meeting. Since the election of directors (Proposal 1) and ratification of auditors (Proposal 6) are each determined by the votes cast at the Annual Meeting, abstentions will not affect the outcome of these matters. For purposes of Proposals 2, 3, 4 and 5 an abstention will have the same effect as a vote against each matter.

     Generally, a broker is entitled to vote shares held in "street name" on routine matters without instructions from the beneficial owner of such shares. On the other hand, a broker may not be entitled to vote shares held in "street name" on certain non-routine items absent instructions from the beneficial owner of such shares (a "broker non-vote"). Broker non-votes, if any, while counted for general quorum purposes, are not deemed to be present with respect to any matter for which a broker does not have authority to vote.

Submission of Proxies

     Please sign, date and return the Proxy in the enclosed envelope so the Common Stock you own will be voted in accordance with your wishes. If you desire to revoke your Proxy, you may do so either by attending the Annual Meeting in person or by delivering written notice of revocation so that it is received by ANB or its transfer agent, SunTrust Bank, on or before May 1, 2002. The address for SunTrust Bank is Stock Transfer Department, P. O. Box 4625, Atlanta, Georgia 30302, Attention: Sue Hampton.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

General

     The Board of Directors has nominated 15 persons for election as directors to serve until the next annual meeting of Stockholders and until their successors are elected and qualified.

     The persons named in the enclosed Proxy, unless a contrary direction is indicated on the enclosed Proxy, intend to vote the shares appointing them as proxies in favor of the nominees named herein. If any of the nominees should be unable to serve, which the Board of Directors does not anticipate will occur, the proxies will be voted for a substitute selected by the Board of Directors, or the Board of Directors may decide not to elect an additional person as a director.

     Unless otherwise specified in the enclosed Proxy, it is intended that votes will be cast for the election of all of the nominees as directors. Proxies cannot be voted for a greater number of persons than the number of actual nominees so named. Vacancies that occur on the Board of Directors may be filled by remaining directors until the next annual meeting of Stockholders.

Information About the Nominees

     Below is a description of each of the persons whom the Board of Directors has nominated for election as a director of ANB at the 2002 Annual Meeting to serve until the next annual meeting of Stockholders and until his successor has been elected and qualified. The stock ownership with respect to each nominee for election as a director is set forth in the table entitled "Security Ownership Of Certain Beneficial Owners and Management."

     W. Ray Barnes, 62, has served as a director of ANB since 1998. Mr. Barnes was appointed to fill a vacancy on ANB's Board of Directors following the closing of the merger of Community Financial Corporation ("CFC") with and into ANB in 1998, pursuant to the provisions of the Agreement and Plan of Merger by which ANB acquired CFC. Mr. Barnes has served as Chairman of the Board of Georgia State Bank since 1986. Mr. Barnes has also served as Chairman and President of Efficiency Lodge, Inc. (hotel company) since 1993.

     Dan M. David, 56, has served as a director of ANB since 1997. Mr. David has also served as Vice Chairman of ANB since 1997, upon the merger of First American Bancorp ("FAB") with and into ANB (the "FAB Merger"). Mr. David serves as Chairman and Chief Executive Officer of First American Bank, positions he has held since 1995. Mr. David served as Chairman and Chief Executive Officer of FAB from 1995 through 1997.

     John V. Denson, 65, was appointed to the Board of Directors in December 2001 by the Board of Directors to fill an existing vacancy on the Board. This appointment was made pursuant to the provisions of the Agreement and Plan of Merger by which ANB acquired Farmers National Bancshares, Inc. ("Farmers National"). Mr. Denson served on the Board of Directors of Farmers National from 1979 through 2001 and served as Chairman of the Board of Farmers National during 2001. Mr. Denson is a partner in the Opelika, Alabama law firm of Samford, Denson, Horsley, Pettey & Bridges, where he has worked since 1960.

     T. Morris Hackney, 70, has served as a director of ANB since 1995. Mr. Hackney is Chairman of The Hackney Group, Inc. (holding company), a position he has held since 1989. From 1975 through 1999, Mr. Hackney served as Chairman and a director of Citation Corporation (manufacturer of durable goods). Mr. Hackney also serves as a director of Meadowcraft, Inc.

     John H. Holcomb, III, 50, has served as a director of ANB since 1995. Mr. Holcomb has served as Chairman of the Board and Chief Executive Officer of ANB since 1996. Mr. Holcomb has served as Chief Executive Officer of National Bank of Commerce of Birmingham ("NBC") since 1990.

     John D. Johns, 50, has served as a director of ANB since 1995. Mr. Johns is currently President and Chief Executive Officer of Protective Life Corporation (a publicly-traded insurance company) and has served in such capacity since January 2002. Mr. Johns served as President and Chief Operating Officer of Protective Life Corporation from 1996 until 2001. Mr. Johns also serves as a director of Protective Life Corporation, Protective Life Insurance Company and John H. Harland Co.

     John J. McMahon, Jr., 59, has served as a director of ANB since 1997. Mr. McMahon is Chairman of Ligon Industries, LLC (manufacturer of wastewater treatment equipment and aluminum castings), a position he has held since 1999. Mr. McMahon also serves as Chairman of the Executive Committee of McWane, Inc. (pipe and valve manufacturing company) and has served in such position since 1999. Mr. McMahon served as Chairman of the Board of McWane, Inc. from 1995 until 1998. Mr. McMahon also serves as a director of John H. Harland Co., ProAssurance Corporation and Protective Life Corporation.

     C. Phillip McWane, 44, has served as a director of ANB since 1995. Mr. McWane has served as the Chairman of the Board of McWane, Inc. since 1999 and served as President of McWane, Inc. from 1995 until 1998.

     William D. Montgomery, 53, has served as a director of ANB since 1996. Mr. Montgomery currently serves as Chairman of the Board of First Gulf Bank. Mr. Montgomery is a certified public accountant in private practice. From 1974 through 1998, Mr. Montgomery was a partner with the firm of Johnson, Montgomery and Associates, P.A.

     Drayton Nabers, Jr., 61, has served as a director of ANB since 1995. Mr. Nabers has served as Chairman of the Board of Directors of Protective Life Corporation since 1996 and served as Chief Executive Officer of Protective Life Corporation from 1996 through 2001. Mr. Nabers also serves as a director of Energen Corporation and ProAssurance Corporation.

     Victor E. Nichol, Jr., 55, has served as a director of ANB since 1995. Mr. Nichol was appointed Vice Chairman of ANB in 2000 and previously served as ANB's President and Chief Operating Officer from 1996 to 2000. Mr. Nichol was also appointed Vice Chairman of NBC in 2000.

     C. Lloyd Nix, 65, has served as a director of ANB since 1997. Dr. Nix is retired from the practice of dentistry. From 1965 through 1999, Dr. Nix was engaged in the private practice of dentistry in Decatur, Alabama.

     G. Ruffner Page, Jr., 42, has served as a director of ANB since 1995. Mr. Page is President of McWane, Inc., a position he has held since 1999. He served as Executive Vice President of McWane, Inc. from 1994 until 1998. Mr. Page also serves as a director of Protective Investment Company, a subsidiary of Protective Life Corporation.

     William E. Sexton, 70, has served as a director of ANB since 1997. Mr. Sexton retired as Chairman of Sexton's, Inc. (dry cleaning and investments) in 2001, a position he had held since 1998. He served as President of Sexton's Inc. from 1990 through 1998. Mr. Sexton served as Chairman of FAB from 1985 until 1995 and as Vice Chairman of FAB from 1995 through 1997.

     W. Stancil Starnes, 53, has served as a director of ANB since 1995. Mr. Starnes is a senior partner in the Birmingham law firm of Starnes & Atchison, LLP where he has worked since 1975.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE DIRECTORS RECOMMENDED BY THE NOMINATING COMMITTEE AND NOMINATED BY THE BOARD OF DIRECTORS.

The  Board of Directors

     The Board of Directors oversees the business and affairs of ANB and monitors the performance of its management. Although the Board of Directors is not involved in the day-to-day operations of ANB, the directors keep themselves informed about ANB through meetings of the Board, reports from management and discussions with key executives. Directors also communicate with ANB's outside advisors, as necessary. The Board of Directors met six times in 2001.

Committees of the Board of Directors

     The Bylaws of ANB provide for four standing committees of the Board of
Directors: the Executive Committee, the Nominating Committee, the Audit Committee and the Compensation Committee. Each committee is composed of members of the Board of Directors, and each committee reports its actions to the full Board of Directors. None of the incumbent directors attended less than 75% of the aggregate of (1) the total number of meetings of the Board of Directors and
(2) the total number of meetings held by all committees of the Board of Directors on which he served.

     The following table describes the functions and current membership for each committee of the Board of Directors, as well as the number of meetings held in 2001.

                    Executive Committee - No Meetings in 2001

                       Functions                              Members
                       ---------                              -------
The Executive Committee has the authority to exercise         John H. Holcomb, III
the full power of the Board of Directors, except that the     Victor E. Nichol, Jr.
Executive Committee may not approve any merger,               G. Ruffner Page, Jr.
consolidation or sale of substantially all of the assets of   C. Phillip McWane
ANB, approve any amendment to ANB's Certificate of
Incorporation or Bylaws, appoint any members of any
committee of the Board of Directors or declare any
dividend or distribution.

                     Audit Committee - Four Meetings in 2001

                       Functions                              Members
                       ---------                              -------
The Audit Committee recommends to the Board of                W. Stancil Starnes
Directors the appointment of independent auditors to          William D. Montgomery
audit the books, records and accounts of ANB and its          W. Ray Barnes
subsidiary banks (the "Banks"); discusses with the            John D. Johns
independent auditors the plan and scope of their              T. Morris Hackney
examination of the books and records of ANB and the           G. Ruffner Page, Jr.
Banks and reviews the results thereof prior to                C. Lloyd Nix
publication; and reviews all recommendations made by
the independent auditors regarding accounting methods
used and the system of internal controls utilized by
ANB and advises the Board of Directors with respect
thereto. See "AUDIT COMMITTEE REPORT."

                   Nominating Committee - One Meeting in 2001

                       Functions                              Members
                       ---------                              -------
The Nominating Committee meets annually to nominate           John H. Holcomb, III
persons for election as directors of ANB at the Annual        John J. McMahon, Jr.
Meeting of the Stockholders. No formal procedures             C. Phillip McWane
whereby individual Stockholders can submit                    Drayton Nabers, Jr.
recommendations of persons to be considered for
nomination as a director of ANB have been instituted.
However, the Nominating Committee would consider
any such recommendations made to it in writing on a
timely basis.  See "DEADLINE FOR SHAREHOLDER PROPOSALS."

                 Compensation Committee - Three Meetings in 2001

                       Functions                              Members
                       ---------                              -------
The Compensation Committee is authorized to                   John D. Johns
recommend to the Board of Directors from time to time         G. Ruffner Page, Jr.
the compensation to be paid to officers, directors and        Drayton Nabers, Jr.
committee members ("Executive Compensation") of               John J. McMahon, Jr.
ANB.  Executive Compensation may include, but is not          W. Stancil Starnes
limited to, salary, bonus, performance share awards,
stock options, other annual compensation and any
combination thereof as the Compensation Committee
deems appropriate in light of the performance of ANB.
During 2001, the Compensation Committee served as
the Performance Committee pursuant to the ANB
Performance Share Plan.  See "Compensation
Committee Report on Executive Compensation."

Director Compensation

     Non-employee directors of ANB receive directors' fees of $8,500 per annum and $1,000 for each Board of Directors meeting and each Committee meeting they attend, and are reimbursed for all reasonable out-of-pocket expenses incurred in the performance of their duties as a director. Under the terms of the ANB Deferral of Compensation Plan for Non-Employee Directors adopted in 1996, non-employee directors may voluntarily elect to defer to a specified date the receipt of all or any portion of their directors' fees. Directors' fees so deferred may be credited to the directors in cash or ANB Common Stock equivalents or a combination thereof. Messrs. Hackney, Johns, McWane, Nabers, Page, Starnes and McMahon also serve on the NBC Board of Directors and receive NBC directors' fees of $9,000 per annum plus $200 for each NBC Board meeting and Committee meeting attended. Mr. Montgomery also serves as Chairman of the Board of the First Gulf Bank Board of Directors and receives Chairman's fees of $1,000 per month. Dr. Nix also serves on the Board of Directors of First American Bank and receives director's fees of $600 for each First American Bank board meeting attended, $400 for each board meeting missed and $200 for each committee meeting attended. Mr. Barnes also serves as Chairman of the Board of Directors of Georgia State Bank and receives director's fees of $450 per month.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number and percentage of outstanding shares of Common Stock beneficially owned as of March 12, 2002 by (i) each person or entity known by ANB to own more than 5% of the outstanding Common Stock; (ii) each Named Executive Officer (as defined herein) of ANB; (iii) each director of ANB; and (iv) all executive officers and directors of ANB as a group.

                                          AMOUNT AND NATURE OF
 NAME OF BENEFICIAL OWNER            BENEFICIAL OWNERSHIP/(1)//(2)/   PERCENT OF CLASS/(3)/
 ------------------------            ------------------------------   ---------------------
W. Ray Barnes/(4)/                               119,887                        1.0%

Dan M. David/(5)/                                 80,774                          *

John V. Denson/(6)/                               11,197                          *

T. Morris Hackney/(7)/                            18,267                          *

John H. Holcomb, III/(8)//(18)/                   88,727                          *

John D. Johns/(9)/                                44,202                          *

William E. Matthews, V/(10)/                      54,968                          *

John J. McMahon, Jr./(11)//(18)/                 323,088                        2.6%

C. Phillip McWane/(12)//(18)/                  1,075,186                        8.6%

William D. Montgomery                             39,565                          *

Richard Murray, IV/(13)/                          67,247                          *

Drayton Nabers, Jr./(14)/                         34,605                          *

Victor E. Nichol, Jr./(18)/                      106,980                          *

C. Lloyd Nix/(15)/                                91,089                          *

G. Ruffner Page, Jr./(16)//(18)/                 343,505                        2.8%

William E. Sexton/(17)/                           46,230                          *

W. Stancil Starnes                                48,791                          *

All directors & executive officers
as a  group (19 persons)                       2,645,841                       21.2%


/(1) The number of shares reflected are shares which under applicable regulations of the Securities and Exchange Commission are deemed to be beneficially owned. Shares deemed to be beneficially owned under such regulations include shares as to which, directly or indirectly, through any contract, relationship, arrangement, understanding or otherwise, either voting power or investment power is held or shared. Unless otherwise stated, the named person has the sole voting and investment power for the shares indicated./

/(2) The share amounts reported also include stock equivalents held by directors under ANB's Deferral of Compensation Plan for Non-Employee Directors and by certain executive officers under the ANB Plan for Deferral of Compensation by Key Employees, entitling such directors and executive officers to receive upon distribution a share of Common Stock for each stock equivalent. The number of stock equivalents included are listed as follows:
     Mr. McWane, 3,200; Mr. Holcomb, 5,010; Mr. Nichol, 7,864; Mr. Murray, 5,243; Mr. Matthews, 5,243; Mr. Hackney, 5,450; Mr. Johns, 6,985; Mr.
     McMahon, 4,918; Mr. Montgomery, 3,984; Mr. Nabers, 5,888; Dr. Nix, 1,431; Mr. Page, 5,366; Mr. Sexton, 3,636; Mr. Starnes, 7,374; Mr. Barnes, 2,184;
     and Mr. Denson, 93./

/(3) Percentage of ownership is based on 12,455,692 shares of ANB Common Stock representing 12,350,088 shares outstanding as of March 12, 2002, 26,492 shares underlying options held by persons listed in this table exercisable within 60 days from said date and 79,112 shares of common stock equivalents held in deferred compensation plans of certain executive officers and directors. An asterisk means less than 1%./

/(4) Includes 3,094 shares held by Mr. Barnes' wife and 16,300 shares owned directly by Efficiency Lodge, Inc., of which Mr. Barnes is a shareholder and Chief Executive Officer./

/(5) Includes stock options to purchase 17,997 shares of ANB Common Stock. Does not include 3,328 shares owned of record by Mr. David's wife, of which Mr. David disclaims beneficial ownership./

/(6) Includes stock options to purchase 8,495 shares of ANB Common Stock./

/(7) Does not include 37,217 shares held by Mr. Hackney's wife, of which Mr.
     Hackney disclaims beneficial ownership./

/(8) Includes 100 shares of ANB Common Stock of which Mr. Holcomb has beneficial ownership by reason of the irrevocable proxy granted to him by James A. Taylor in accordance with agreements made in conjunction with the merger of National Commerce Corporation, the former parent of NBC, and Commerce Bankshares, Inc. with and into ANB ("NBC Merger"). Also includes 700 shares held by Mr. Holcomb as custodian for his three minor children and 500 shares held by Mr. Holcomb's wife. Also includes 3,832 shares held in ANB's 401(k) Employee Capital Accumulation Plan, for which Mr. Holcomb holds investment power./

/(9) Does not include 1,000 shares owned by Mr. Johns' wife's Individual
     Retirement Account, 1,500 shares held for the benefit of Mr. Johns' wife in the James A. Dunlap Children's Trust and the Nancy D. Johns Subtrust, or 2,000 shares held by Mr. Johns' wife as custodian for their minor children. Mr. Johns disclaims beneficial ownership of these shares./

/(10) Includes 200 shares held by Mr. Matthews as custodian for his two minor children./

/(11) Includes 300,000 shares held in a family partnership pursuant to which Mr.
     McMahon shares the power to vote and dispose of the shares with his wife, and with his three children and the spouses of two of those children. Also includes 15,000 shares held in three separate trusts for the benefit of Mr. Phillip McWane's children. Mr. McMahon is the trustee for each of these trusts. Does not include 96,830 shares held by Mr. McMahon's wife, of which Mr. McMahon disclaims beneficial ownership./

/(12) Includes 164,542 shares held by the Estate of James R. McWane, of which Mr. McWane is executor. Also includes 10,000 shares owned by H & P Partners of Alabama, L.P., a family limited partnership, of which Mr. McWane has shared voting control. Does not include 14,928 shares held by Mr. Page as custodian for the minor children of Mr. McWane, of which Mr. McWane disclaims beneficial ownership. The address for Mr. McWane is 2900 Highway 280, Suite 300, Birmingham, Alabama 35223./

/(13) Includes 1,600 shares held by Mr. Murray's wife. Also includes 3,626 shares held in ANB's 401(k) Employee Capital Accumulation Plan, for which Mr. Murray holds investment power./

/(14) Includes 25,500 shares held by Mr. Nabers' wife and 3,000 shares held by Mr. Nabers' daughter./

/(15) Includes 35,148 shares held jointly with Dr. Nix's wife and 14,533 shares held by Dr. Nix's wife./

/(16) Includes 187,995 shares held by the Anna McWane Trust and 88,775 shares held by the J.R. McWane, Jr. Trust. Mr. Page is the trustee for each of these trusts. Also includes 1,500 shares held by Mr. Page as custodian for his three minor children. Does not include 14,928 shares held by Mr. Page as custodian for the minor children of Mr. Phillip McWane, of which Mr. Page disclaims beneficial ownership. Does not include 8,000 shares held by Mr. Page's wife, of which Mr. Page disclaims beneficial ownership./

/(17) Includes 29,138 shares owned directly by Mr. Sexton's wife, and 611 shares held by the Sexton Foundation, of which Mr. Sexton is Chairman./

/(18) Each of these individuals has filed a joint Schedule 13G with the Securities and Exchange Commission to acknowledge that they are part of a group formed for the purpose of acquiring, holding, voting and disposing of more than 5% of the outstanding Common Stock. These individuals have the right to vote, in the aggregate, 1,951,914 shares or 15.8% of the outstanding shares of ANB Common Stock./

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires ANB's executive officers and directors, and persons who beneficially own more than 10% of ANB's Common Stock ("Section 16 Insiders"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC").
Section 16 Insiders are required by the SEC regulations to furnish ANB with copies of all SEC forms required under Section 16(a) of the Securities Exchange Act of 1934 ("Section 16(a) Forms"). Based solely on a review of the Section 16(a) Forms as furnished to ANB, and the representations of the Section 16 Insiders, ANB believes that for the period from January 1, 2001 through December 31, 2001, all Section 16 Insiders filed their Section 16(a) Forms in a timely manner.

Executive Compensation and Other Information

     Summary of Compensation

     The following table sets forth a summary of the compensation paid or accrued during each of the last three fiscal years with regard to (i) ANB's Chief Executive Officer and (ii) the four (4) highest paid executive officers of ANB who were serving in this capacity at the end of 2001 whose total salary and bonus exceeded $100,000 during 2001 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                              Annual Compensation              Long-Term Compensation
                           --------------------------   --------------------------------------
                                                                Awards             Payouts
                                                        -----------------------   ------------
                                                                     Securities
                                                        Restricted   Underlying
                                                           Stock      Options/       LTIP         All Other
       Name and                    Salary     Bonus      Award(s)       SARs      Payouts/(1)/   Compensation
  Principal Position       Year     ($)        ($)          ($)         (#)          ($)             ($)
------------------------   ----   --------   --------   ----------   ----------   ------------   -------------
John H. Holcomb, III       2001   $325,000   $167,000      -0-            -0-       $133,112      $55,484/(2)/
Chairman and CEO           2000    300,000    122,000      -0-         40,000         94,400       26,896
                           1999    275,000    123,750      -0-            -0-            -0-       12,585

Victor E. Nichol, Jr.      2001   $245,000   $114,700      -0-            -0-       $106,489      $40,703/(2)/
Vice Chairman              2000    240,000     61,700      -0-          5,000         75,518       25,405
                           1999    235,000     63,450      -0-            -0-            -0-        8,954

Dan M. David               2001   $175,000   $ 74,000      -0-            -0-       $    -0-      $11,240/(2)/
Vice Chairman              2000    168,000     60,000      -0-          5,000            -0-       10,740
                           1999    163,000     47,000      -0-            -0-            -0-       10,537

Richard Murray, IV         2001   $170,000   $103,500      -0-            -0-       $ 70,993      $45,506/(2)/
President and COO          2000    150,000     68,500      -0-         15,000         50,346       27,601
                           1999    140,000     70,000      -0-            -0-            -0-        6,778

William E. Matthews, V     2001   $145,000   $ 93,500      -0-            -0-       $ 70,993      $44,563/(2)/
Executive Vice President   2000    132,500     62,000      -0-         10,000         50,346       19,723
and CFO                    1999    120,000     60,000      -0-            -0-            -0-        2,000

    /(1) Long-term compensation is not yet determinable. The amount shown is the best estimate available as of the date of the payout. The amounts in this column relate to performance share payouts made to Messrs. Holcomb, Nichol, Murray and Matthews in 2000 and 2001 under the ANB Performance Share Plan. Each of the Named Executive Officers that received payouts in 2000 and 2001 opted to defer such payouts in accordance with the provisions of the ANB Performance Share Plan, with the exception of Mr. Holcomb, who elected to accept a payout of 4,715.25 shares of Common Stock in 2001./

    /(2) The amounts shown in this column for Messrs. Holcomb, Nichol, David, Murray and Matthews represent ANB contributions to ANB's 401(k) Employee Capital Accumulation Plan in the amount of $8,500 each, and amounts of principal forgiven and payments made to such executives for the purpose of paying interest due on certain executive loans in the amount of $46,984 for Mr. Holcomb, $32,203 for Mr. Nichol, $37,006 for Mr. Murray and $36,063 for Mr. Matthews. See "Certain Relationships and Related Transactions." The amount shown in this column for Mr. David also includes First American Bank payments of $2,740 in premiums paid on a term life insurance policy for Mr. David./

          Stock Options

                 Aggregated Option Exercises In Last Fiscal Year
                        And Fiscal Year End Option Values

                                                               Number of Shares
                                                            Underlying Unexercised         Value of Unexercised
                         Number of Shares                      Options at Fiscal          in-the-Money Options at
                           Acquired on         Value            Year-End (#)               Fiscal Year-End ($)
       Name                  Exercise       Realized ($)   Exercisable/Unexercisable   Exercisable/Unexercisable/(1)/
----------------------   ----------------   ------------   -------------------------   ------------------------------
John H. Holcomb, III            -0-                 N/A           -0- / 40,000                  -0- / $593,400
Victor E. Nichol, Jr            -0-                 N/A            -0- / 5,000                   -0- / $74,175
Dan M. David/(2)/            53,898          $1,535,285         17,997 / 5,000              $326,646 / $74,175
Richard Murray, IV              -0-                 N/A           -0- / 15,000                  -0- / $222,525
William E. Matthews, V          -0-                 N/A           -0- / 10,000                  -0- / $148,350

    /(1) Based on $33.71 per share, the closing sale price reported by NASDAQ for ANB on December 31, 2001./

    /(2) As a result of the FAB Merger, ANB assumed certain stock option plans of FAB which include: (i) the First American Bancorp Stock Option Plan dated October 20, 1992, (ii) the First American Bancorp 1994 Stock Option Plan and (iii) two non-qualified Stock Option Agreements dated March 7, 1997 (collectively, the "FAB Plans"). Of Mr. David's options, 17,997 were awarded by FAB prior to the FAB Merger under certain of the FAB Plans. ANB does not intend to make any additional awards under the FAB Plans./

          Long-Term Incentive Plans

           Long-Term Incentive Plans - Awards In Last Fiscal Year/(1)/

                                                               Estimated Future Payouts under Non-Stock
                                            Performance or               Price-Based Plans
                          Number of       Other Period Until             -----------------
                       Shares, Units or      Maturation or     Threshold        Target         Maximum
Name                   Other Rights (#)         Payout            (#)            (#)             (#)
-------------------------------------------------------------------------------------------------------
John H. Holcomb, III     5,000 shares         Four years         1,667           5,000          8,500
Victor E. Nichol, Jr     2,000 shares         Four years           667           2,000          3,400
Dan M. David             2,000 shares         Four years           667           2,000          3,400
Richard Murray, IV       3,000 shares         Four years         1,000           3,000          5,100
Wm. E. Matthews, V       3,000 shares         Four years         1,000           3,000          5,100

----------
/(1) On December 21, 2000, the Compensation Committee approved the award of the
     2001 Performance Share Awards under the ANB Performance Share Plan to certain senior officers including the grants detailed above. See "Compensation Committee Report on Executive Compensation" for a description of the Performance Share Plan and a description of the formula to be applied in determining amounts payable./

     Defined Benefit Plan

     As a result of the NBC Merger, NBC became a wholly-owned subsidiary of ANB. NBC has maintained the NBC Pension Plan for the benefit of its employees since January 1, 1982. The NBC Pension Plan pays its participants a monthly retirement income equal to 1.3% of each participant's "Average Monthly Earnings" multiplied by the number of years of continuous service to NBC through December 31, 1999 of such participant. Average Monthly Earnings equals the participant's annual compensation converted to a monthly amount and then averaged over the sixty (60) months immediately preceding the participant's "Normal Retirement Date" which, if such participant was employed before January 1, 1989, is the first day of the month coinciding with or immediately preceding a participant's sixty-fifth
(65th) birthday or, if such participant was first employed after January 1, 1989, is the later of the participant's sixty-fifth (65th) birthday or the first day of the month either on or next following the completion of five years of continuous service or, if earlier, five "service years." Annual compensation means the participant's total compensation during a plan year, as reflected on such participant's W-2 Form, excluding (even if includable in gross income) reimbursements or other expense allowances, fringe benefits (cash or noncash), moving expenses, deferred compensation, and welfare benefits, but including salary reduction contributions (not includable in gross income) to certain plans or arrangements that may be maintained by NBC. However, regardless of a participant's actual annual compensation, each participant's annual compensation for purposes of such plan is capped at $160,000, as required by law. The following table reflects estimated annual benefits payable upon retirement under the NBC Pension Plan based upon the participant's years of service and compensation level.

                             Pension Plan Table/(1)/

  Average Annual
   Remuneration                            Years of Service
--------------------                       ----------------
                           15           20         25          30          35
                         -------     -------     -------     -------     -------

$125,000 ...........     $24,375     $32,500     $40,625     $48,750     $56,875

$150,000 ...........     $29,250     $39,000     $48,750     $58,500     $68,250

----------
/(1) Annual compensatio n for purposes of the NBC Pension Plan is capped at $160,000./

     Effective December 31, 1999, the NBC Pension Plan was amended and restated. Pursuant to such restatement, the pension plan was frozen such that there will be no accrual of future benefits after December 31, 1999. The annual compensation and credited years of service attributable to each of Messrs. Holcomb, Nichol, Murray and Matthews as of December 31, 1999 are as follows:

                             Annual Compensation       Credited Years of Service
                             -------------------       -------------------------
John H. Holcomb, III             $160,000/(1)/                    19
Victor E. Nichol, Jr             $160,000/(1)/                     6
Richard Murray, IV               $160,000/(1)/                     9
William E. Matthews, V           $140,799                          8

----------
/(1) The maximum annual compensation for purposes of the NBC Pension Plan./

Employment Continuation Agreements

     ANB has entered into Employment Continuation Agreements with each of the Named Executive Officers which provide for certain benefits in the event of a "change in control" of ANB. Upon a change of control, all stock options of each Named Executive Officer become immediately vested and exercisable in full, and all outstanding performance shares are paid in cash as if the applicable target performance level(s) had been met (or, in some cases, exceeded). Each agreement provides for a two-year employment period, during which time each Named Executive Officer would be entitled to maintain his pre-change of control position with ANB at the same base salary, bonus/incentive compensation and benefits. If during this time, the Named Executive Officer terminates his employment for "good reason" or if ANB terminates the Named Executive Officer's employment other than for "cause", the Named Executive Officer would receive certain benefits. Such benefits include (i) a payment equal to three times the sum of (a) the annual base salary in effect at the time of the change in control, (b) the average annual incentive plan bonus for the three years preceding the change in control or the date of termination (whichever is greater) and (c) the cash value of any performance shares awarded in the year in which the change of control occurs; (ii) continuation for up to twenty-four months in the Company's hospital, medical, accident, disability, and life insurance plans as provided to the executive immediately prior to the date of his termination of employment; (iii) supplemental retirement benefits in the form of a deferred annuity contract payable upon the Named Executive Officer's 65th birthday; and (iv) an additional payment, if necessary, to reimburse the executive for any additional tax (other than normal, Federal, state and local income taxes) incurred as a result of any benefits received in connection with the change in control.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee, which establishes the compensation of the executive officers of ANB, is comprised of Messrs. Johns, McMahon, Nabers, Page and Starnes. During 2001, there were no interlocking relationships between any executive officers of ANB and any entity whose directors or executive officers serve on ANB's Board of Directors and/or Compensation Committee.

Compensation Committee Report on Executive Compensation

     The Compensation Committee has oversight of the compensation paid to the Chief Executive Officer and certain other senior officers of ANB and its subsidiaries including the Named Executive Officers. Total compensation for these persons is reviewed and set annually and includes three primary types of compensation: base salary, bonuses paid under the ANB Annual Incentive Plan, and long-term incentive compensation under the Performance Share Plan and other long-term plans. The following discussion is applicable to executive officers of ANB, including the Chief Executive Officer and the Named Executive Officers.

     Base Salary. Executive officers' base salaries are determined by several factors, but principally by the level of responsibilities required by the position. In establishing base salaries, the Compensation Committee reviews recommendations by the Chief Executive Officer and considers information provided by an outside compensation consultant relating to compensation paid by other local banking companies and bank holding companies of comparable size. Individual competence, length of service in a position, and comparisons to salaries for similar positions in other comparable companies guide the determination of the appropriate level of an executive officer's salary. Company performance may also be a factor in determining the amount of any base salary increase. The

Committee's compensation strategy for executive officers is to pay salaries at or near the median. Performance-based cash bonus and performance share awards, when totaled, are used to provide significant performance-based compensation. Based on these factors, Mr. Holcomb's base salary for calendar year 2001 was set at $325,000. The base salaries and incentive bonuses for Messrs. Holcomb, Nichol, Murray and Matthews, each of whom is also an officer of NBC, are paid by NBC. The base salary and incentive bonus for Mr. David are paid by First American Bank. ANB reimburses NBC and First American Bank, as applicable, for a portion of the base salary and bonus of these individuals based on an allocation of time that such executives spent on ANB holding company matters.

     Annual Incentive Plan. The Annual Incentive Plan ("AIP") was established for the purpose of rewarding, retaining, and providing incentives for performance through annual bonuses for those employees who contribute most to the operating progress of ANB. The Compensation Committee sets the total target amount of bonuses for each year and reviews the methodology used to determine individual bonuses. Individual bonuses of employees participating in the AIP are determined by ANB's executive officers with the approval of the Chief Executive Officer. The Compensation Committee specifically reviews and approves each annual bonus paid to the executive officers participating in the AIP, including the Chief Executive Officer.

     Each of the executive participants is assigned a target bonus percentage expressed as a percentage of each participant's salary. The target bonus percentages were set at amounts ranging from 27.5% to 50% for 2001 by the Compensation Committee. The target bonus percentage is established by determining the desired total incentive compensation component for the particular employee and by reviewing the practices of certain peer banks as reflected in available surveys. Bonus payments under the AIP, when made, may range from 33% to 200% of the target amount. Other than the Chief Executive Officer, an individual's AIP bonus is based upon a combination of ANB's performance, departmental performance and the individual's performance. The AIP bonus of the Chief Executive Officer is based on ANB's performance according to a range fixed for the year by the Compensation Committee relating to certain operating earnings per share goals plus the achievement of certain other objectives. The AIP bonus relating to 2001 for Mr. Holcomb was determined based on ANB operating earnings per share during 2001.

     Performance Share Plan. The Performance Share Plan ("PSP") is administered by the Compensation Committee. The overall purpose of the PSP is to promote the long-term success of ANB and its subsidiaries. The PSP is a key component of executive compensation, and is designed to attract individuals of outstanding ability and to encourage key employees to acquire a proprietary interest in ANB, to continue employment with ANB and to render superior performance during such employment. ANB develops its Performance Share Award amounts under the PSP by reviewing the long-term incentive opportunities provided to executives in similar positions at peer banks and determining the desired total long-term compensation component of the particular employee's compensation package.

     The Compensation Committee, from time to time, may select participants to receive incentive compensation awards under the PSP ("Performance Share Awards"). Each Performance Share Award granted will generally represent one share of ANB Common Stock. Each Performance Share Award is awarded as of January 1 of the year of award, regardless of the actual date of grant ("Date of Grant").

     At the time the Compensation Committee grants Performance Share Awards, the Compensation Committee is required to fix an Award Period comprised of a number of calendar years not to exceed five (5) years. In its discretion, the Compensation Committee may subdivide the Award Period into one interim period which is a period of calendar years chosen by the Compensation Committee commencing upon any Date of Grant but which is less than the Award Period (an "Interim Period").

     No Performance Share Award will be paid unless the participant meets the conditions established by the Compensation Committee for the Award Period or Interim Period. If, at the close of any Award Period or Interim Period applicable to a Performance Share Award, the Compensation Committee determines that the participant has met the conditions for payment of the Performance Share Award, then, unless otherwise directed by the Compensation Committee, the Performance Share Award will be paid to the participant as promptly as possible. Generally, all payments of Performance Share Awards to participants will be made partly in shares of ANB Common Stock and partly in cash, with the cash portion being equal to the amount of Federal, state and local taxes which the participant's employer, whether ANB or a subsidiary of ANB, is required to withhold on account of said payment.

     The Performance Share Awards made relating to 2001 were determined by calculating the desired total long-term compensation component of the particular employee's compensation package and by comparison of this long-term component to long-term awards made at a peer group of comparable banks and bank holding companies. Award payments can range from zero to 200% of a grant. For example, if ANB ranks in the top 25% of the peer group in terms of return on average equity, then 125% of the award is earned. If ANB ranks at the top 10%, 170% of the award is earned. If ANB's performance is at the median or threshold, 50% of the award is earned. If ANB's results are below the median, no portion of the award is earned. In December 2000, the Compensation Committee established Performance Share Awards relating to 2001 that will be paid after four years and will include results for fiscal years 2001, 2002, 2003 and 2004. Mr. Holcomb was granted a Performance Share Award in 2001 at a target of 5,000 shares based on target long-term compensation for Mr. Holcomb set by the Compensation Committee in conformance with overall compensation criteria for Mr. Holcomb.

     Limits to Tax Deductibility of Executive Compensation. Under Section 162(m) of the Internal Revenue Code, the Company may not take tax deductions for amounts greater than $1 million that are paid annually to executives whose pay must be disclosed separately in the Company's Proxy Statement, unless the payments are made under qualifying performance-based compensation plans which meet certain specific requirements. The Company's executive compensation plans have been designed to comply with these specific requirements although the Company's Performance Share Plan and Annual Incentive Plan must be approved by its Stockholders. These plans are being submitted to the Stockholders at the Annual Meeting and are described in Proposal 4 and Proposal 5 in this Proxy Statement.

     Compensation Committee:

     John D. Johns, Chairman
     John J. McMahon, Jr.
     Drayton Nabers, Jr.
     G. Ruffner Page, Jr.
     W. Stancil Starnes

Stock Performance Graph

     The following graph sets forth the cumulative total stockholder return (assuming reinvestment of dividends) to ANB's stockholders during the period beginning December 31, 1996 and ending on December 31, 2001, compared to an overall stock market index (NASDAQ Stock Market, U.S. Companies) and the SNL All Bank Index. Additionally, since ANB used a peer group index of 15 banks, bank holding companies and thrifts selected by ANB (the "Prior Year Peer Group") as its peer group for the 2001 Proxy Statement, SEC rules require that the 2002 Proxy Statement include in its graph the Prior Year Peer Group index as well as the SNL All Bank Index so that a comparison can be made of the two peer groups.

                        [Performance Graph Appears Here]

                                  ---------------------------------------------------------------
                  INDEX           12/31/96   12/31/97   12/31/98   12/31/99   12/31/00   12/31/01
-------------------------------------------------------------------------------------------------
Alabama National BanCorporation   $100.00    $151.77    $156.82    $114.36    $142.87    $219.49
NASDAQ Total US/(1)/               100.00     122.48     172.68     320.89     193.01     153.15
SNL All Bank Index/(2)/            100.00     151.53     163.92     158.86     187.62     189.51
ANB Peer Group                     100.00     161.89     166.02     129.46     162.82     209.39

----------
/(1) Source: CRSP, Center for Research in Security Prices, Graduate School of
     Business, The University of Chicago 2002./

/(2) Source: SNL Securities, Inc./

     The Companies included in the Prior Year Peer Group are as follows:

ABC BanCorp                             Piedmont BanCorp, Inc./(1)/
Bank of Granite Corporation             Republic Bancshares, Inc.
Capital City Bank Group, Inc.           Seacoast Banking Corporation of Florida
Century South Banks, Inc./(1)/          Simmons First National Corporation
First United Bancshares, Inc./(1)/      The South Financial Group, Inc.
Independent Bank Corp.                  Sterling Bancorp
LSB Bancshares, Inc.                    Sterling Bancshares, Inc.
North Fork BanCorporation, Inc.         WesBanco, Inc.
Peoples Holding Company

----------
/(1) This Company was acquired by another entity during 2000 or 2001. The performance graph above includes the effect of this Company through the date of its acquisition./

Certain Relationships and Related Transactions

     NBC's main office is occupied under a lease with an affiliated party, Woodward Properties, of which (i) Mr. Ruffner Page, as Custodian of the three minor children of Mr. Phillip McWane, (ii) Mr. Phillip McWane, (iii) Mr. John McMahon and (iv) a family partnership, of which Mr. and Mrs. McMahon have beneficial ownership, are partners. NBC has leased 77,591 square feet at an annual rental rate of $15.60 per square foot through the year 2020, subject to adjustment based on the Consumer Price Index. ANB believes this lease represents an arms-length rate and terms for comparable space in the Birmingham market.

     ANB and the Banks have and expect to continue to have banking and other transactions in the ordinary course of business with directors and executive officers of ANB and their affiliates, including members of their families or corporations, partnerships or other organizations in which such directors or executive officers have a controlling interest, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties. Such transactions are not expected to involve more than the normal risk of collectibility nor present other unfavorable features to ANB and the Banks. Each of the Banks is subject to limits on the aggregate amount it can lend to the Banks' and ANB's directors and officers as a group. This limit is currently equal to two times the applicable entity's unimpaired capital and surplus. Loans to individual directors and officers must also comply with the Bank's lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of such loan application.

     During 2001, the law firm of Starnes & Atchison LLP, of which W. Stancil Starnes is a partner, rendered various legal services to ANB and its subsidiaries. During 2001, the law firm of Samford, Denson, Horsley, Pettey & Bridges, of which John V. Denson is a partner, rendered various legal services to a subsidiary of ANB.

     During each of 1999 and 2000, each of Messrs. Holcomb, Nichol, Murray, Matthews and John R. Bragg, Executive Vice President, became indebted to ANB in connection with individual loans in favor of ANB. The purpose of each of such loans was to finance the payment of certain federal income taxes resulting from the application of the Alternative Minimum Tax for these executive officers related to the exercise of incentive stock options to acquire shares of ANB common stock. The executives were subject to such tax, even though none of the underlying shares acquired were sold. Pursuant to separate promissory notes and pledge agreements between each of these executive officers and ANB, such executive officers pledged shares of Common Stock as collateral for two separate promissory notes in the original aggregate principal amounts described below. All unpaid or unforgiven amounts on these notes are due on the earlier of the tenth anniversary of each note or upon an event of default as described in the individual notes. Each such note bears interest at an annual rate equal to the London Interbank Offered Rate ("LIBOR") plus 1%. Pursuant to the terms of the above-referenced notes, so long as such executive officer remains employed by ANB, 10% of the principal amount of the applicable note shall be forgiven by ANB on each of the first ten anniversaries of such note.

                                                     Aggregate of Principal and
      Name of                Aggregate Original        Interest due on Notes as
  Executive Officer      Principal Amount of Notes      of December 31, 2001
----------------------   -------------------------   ---------------------------
John H. Holcomb, III             $177,147                     $156,292
Victor E. Nichol, Jr             $122,918                     $104,853
John R. Bragg                    $127,671                     $108,442
Richard Murray, IV               $141,139                     $120,664
William E. Matthews, V           $137,570                     $117,545

                             INDEPENDENT ACCOUNTANTS

     Appointment of Independent Auditors. At the recommendation of the Audit Committee, the Board of Directors approved the engagement of PricewaterhouseCoopers LLP as ANB's independent auditors for the year ending December 31, 2002.

     Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting with the opportunity to make a statement if they so desire and will be available to answer questions of Stockholders.

     Audit Fees. The aggregate fees and expenses billed by PricewaterhouseCoopers LLP for the audit of ANB's annual financial statements for the fiscal year ended December 31, 2001 and the reviews of the financial statements included in ANB Forms 10-Q for the fiscal year ended December 31, 2001 totaled $188,000.

     Financial Information Systems Design and Implementation Fees. During the fiscal year ended December 31, 2001, ANB was not charged any fees by PricewaterhouseCoopers LLP related to the design or implementation of a financial information system.

     All Other Fees. PricewaterhouseCoopers LLP billed ANB $752,855 during the fiscal year ended December 31, 2001, for services other than those discussed above. These fees are broken down as follows:

Tax Services                                      $ 94,063

Subsidiary and Benefit Plan Audits                  49,150

Internal Audit Fees                                493,400

Benefit Plan Actuarial Fees                         80,300

Other Audit Related Services                        35,942
                                                  --------

                  TOTAL                           $752,855

The Audit Committee considered the provision of non-audit services by PricewaterhouseCoopers LLP in its determination regarding PricewaterhouseCoopers LLP's independence.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors is composed of seven directors who are independent directors as defined under the rules of The Nasdaq Stock Market, Inc. The Audit Committee operates under a written charter adopted by the Board of Directors on April 20, 2000. The Audit Committee hereby submits the following report:

..    We have reviewed and discussed with management ANB's audited financial statements as of and for the year ended December 31, 2001.

..    We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standard No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

..    We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

     Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in ANB's Annual Report on Form 10-K for the year ended December 31, 2001. It should be noted that management is responsible for the Company's financial reporting process including its system of internal control, and of the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures.

Audit Committee:

W. Ray Barnes                      C. Lloyd Nix
T. Morris Hackney                  G. Ruffner Page, Jr.
John D. Johns                      W. Stancil Starnes, Chairman
William D. Montgomery

                   INTRODUCTION TO PROPOSED AMENDMENTS TO THE
                          CERTIFICATE OF INCORPORATION

     The Amendments described in Proposals 2 and 3 are contained within the Restated Certificate of Incorporation set forth in Appendix A to this Proxy Statement (the "Restated Certificate"), in substantially the form in which they will take effect if the Amendments are approved by the Stockholders. The Restated Certificate also contains all amendments made to the Company's Certificate of Incorporation to date. The following description of the Amendments is qualified in its entirety by reference to Appendix A.

                                   PROPOSAL 2

       APPROVAL OF INCREASE TO THE MAXIMUM SIZE OF THE BOARD OF DIRECTORS
                             FROM FIFTEEN TO TWENTY

     Article FIFTH of the Company's Certificate of Incorporation currently provides that the Company shall have not less than three nor more than fifteen directors. The Board of Directors has approved and recommends that the Stockholders approve an amendment to the Certificate of Incorporation that increases the maximum number of directors from fifteen to twenty.

     The purpose of this proposed amendment to the Certificate of Incorporation is to enable the Company to take timely advantage of the availability of well-qualified candidates and to increase the Company's ability to attract high-quality individuals to serve as directors of the Company.

     Accordingly, it is proposed that Article FIFTH of the Company's Certificate of Incorporation be amended to read as follows:

          "FIFTH. The number of Directors which shall constitute the whole Board of Directors shall be as determined from time to time by resolution and adopted by the affirmative vote of a majority of the Board of Directors, but shall not be less than three (3) nor more than twenty (20) Directors; provided that the number of Directors shall not be decreased if such decrease would have the effect of shortening the term of an incumbent Director."

     Required Vote. In order to be adopted, this proposal must receive the affirmative vote of the holders of a majority of the Common Stock of the Company eligible to be voted at the Annual Meeting. As a result, any shares not voted (whether by abstention, broker non-vote or otherwise) will have the same effect as a vote against the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF PROPOSAL 2.

                                   PROPOSAL 3

                APPROVAL OF INCREASE TO THE NUMBER OF AUTHORIZED
                             SHARES OF COMMON STOCK

     The Board of Directors has approved and recommends to the Stockholders that they consider and approve the proposed amendment of the Company's Certificate of Incorporation to increase the number of authorized shares from 17,600,000 to 27,600,000, of which 27,500,000 shares will be Common Stock, and 100,000 shares will be preferred stock, $1.00 par value ("Preferred Stock"). The effect of the proposed amendment is to increase the authorized shares of Common Stock from 17,500,000 to 27,500,000. If the proposed amendment is approved by the Stockholders, paragraph A of Article FOURTH of ANB's Certificate of Incorporation would read in its entirety as follows:

          "A. The total number of shares of stock which the Corporation shall have authority to issue is 27,600,000, consisting of (i) 27,500,000 shares of common stock, par value $1.00 per share ("Common Stock"), and (ii) 100,000 shares of preferred stock, par value $1.00 per share ("Preferred Stock")."

     Pursuant to Delaware corporate law, the Board of Directors is authorized to issue from time to time any and all authorized and unissued shares of Common Stock for any proper corporate purpose without prior stockholder approval, except as may be required for a particular transaction by such law, ANB's Certificate of Incorporation, or by the rules of the NASDAQ Stock Market, or any other stock exchange on which ANB's securities may then be listed.

     As of March 12, 2002, there were 12,350,088 shares of Common Stock outstanding. An aggregate of 674,936 shares of Common Stock are reserved for issuance upon exercise of options and awards granted or to be granted under ANB's employee benefit plans.

     The Board of Directors believes that the proposed increase in the number of authorized shares of Common Stock is in the best interests of ANB and its Stockholders. The proposed increase in the number of authorized shares of Common Stock will give ANB greater flexibility by allowing shares of Common Stock to be issued by the Board of Directors without the delay and expense of a special meeting of Stockholders. For example, if the opportunity arises, the Board of Directors may deem it appropriate to make either a private or public offering of ANB's Common Stock in order to facilitate possible future mergers or acquisitions. The current amount of authorized but unissued shares of Common Stock could limit the timing of any such future proposed acquisitions or mergers, if ANB were required to hold a special meeting of its Stockholders to facilitate the issuance of additional shares of Common Stock in such transactions.

     Stockholders do not now have preemptive rights to subscribe for or purchase additional shares of Common Stock and the Stockholders will have no preemptive rights to subscribe for or purchase any of the additional shares authorized by the proposed amendment.

     Possible Effects of the Proposal - Anti-Takeover Considerations. If the proposed amendment is adopted, the authority of the Board of Directors to issue the newly authorized but unissued shares of Common Stock might be considered as having the effect of discouraging an attempt by another person or entity to effect a takeover or otherwise gain control of ANB, because the issuance of additional shares of Common Stock would dilute the voting power of the Common Stock then outstanding.

     ANB is presently authorized to issue 100,000 shares of Preferred Stock, $1.00 par value per share. No shares of the Preferred Stock have been issued, and ANB has no present intention to issue any such shares. The Board of Directors has the authority, without action by the Stockholders, to create one or more series of Preferred Stock and determine the number of shares, designation, price, sinking fund terms, conversion, and voting rights with respect to any such series. The issuance of any such series of Preferred Stock could be used to render more difficult an unfriendly tender offer, proxy contest, merger, or other change in control of ANB.

     The authority of the Board of Directors to issue additional shares of Common Stock or shares of Preferred Stock could be used by the Board of Directors in a manner calculated to prevent the removal of management and make more difficult or discourage a change in control of ANB.

     ANB is not aware of any efforts to accumulate ANB's securities or to obtain control of ANB, and ANB has no present intention or agreement to issue any additional shares of Common Stock other than shares which may be issued from time to time pursuant to employee benefit plans and outstanding options.

     Required Vote. An affirmative vote by the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is required to adopt the proposal to increase the number of authorized shares of capital stock. As a result, any shares not voted (whether by abstention, broker non-vote or otherwise) will have the same effect as a vote against the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF PROPOSAL 3.

                     PROPOSALS TO APPROVE COMPENSATION PLANS

     As set forth in the following proposals, the Company is currently seeking approval of (i) the Second Amendment and Restatement of the Alabama National BanCorporation Performance Share Plan (the "Performance Share Plan"), and (ii) the Second Amendment and Restatement of the Alabama National BanCorporation Annual Incentive Plan (the "Annual Incentive Plan"), in order to qualify certain compensation payable thereunder for deductibility by the Company for Federal income tax purposes.

     The Board of Directors has adopted the Performance Share Plan to assure that any awards made to the Company's executive officers which will vest, if at all, upon the attainment of performance objectives will continue to qualify as "other performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). In addition, the Board of Directors has adopted the Annual Incentive Plan which will permit the Company to award similarly qualified annual cash bonuses to the Company's executive officers based on a determination by the Compensation Committee that performance objectives established by the Compensation Committee and based on those criteria set forth in the Annual Incentive Plan have been attained in whole or in part. Future awards to executive officers under each of these plans may be dependent on the approval of the plans by the Company's Stockholders at the Annual Meeting.

     Under Section 162(m) of the Code, no deduction is allowed in any taxable year of the Company for compensation in excess of $1 million paid to each of its Chief Executive Officer and its four most highly paid other executive officers who are serving in such capacities as of the last day of such taxable year. An exception to this rule applies to certain performance-based compensation that is paid pursuant to a plan or program approved by the Company's Stockholders and that specifies the performance objectives to be obtained, the class of employees eligible to receive awards and the maximum amount that can be paid to eligible employees under such plan or program. To qualify for the exception available for performance-based compensation, Stockholders must approve the performance objectives to which such awards relate.

     On March 12, 2002, the closing price of the Company's Common Stock on the NASDAQ National Market System was $35.10 per share.

                                   PROPOSAL 4

                APPROVAL OF THE SECOND AMENDMENT AND RESTATEMENT
                     OF THE ALABAMA NATIONAL BANCORPORATION
                             PERFORMANCE SHARE PLAN

     The Board of Directors has adopted and is seeking approval by the Stockholders of the Performance Share Plan. The purpose of the Performance Share Plan is to further the long-term growth in profitability of the Company by offering long-term incentives in addition to current compensation to key employees of the Company who will be largely responsible for such growth.

     The Performance Share Plan authorizes the award of performance shares to a select group of executive officers and key employees which will vest based on the attainment of certain preestablished levels of performance with respect to certain objective measurements of performance set forth in the Performance Share Plan.

     The following summary of the Performance Share Plan is qualified in its entirety by reference to the complete text of the plan, which is attached hereto as Appendix B. The existence of the Performance Share Plan shall not preclude the Company from making any additional payments outside the Performance Share Plan to participants therein or to other employees.

     Required Vote. In order to be adopted, this proposal must receive the affirmative vote of the holders of a majority of the Common Stock of the Company eligible to be voted at the Annual Meeting. As a result, any shares not voted (whether by abstention, broker non-vote or otherwise) will have the same effect as a vote against the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF PROPOSAL 4.

Description of Performance Share Plan

     Eligibility. The Performance Share Plan authorizes the Committee to make awards of performance shares representing shares of the Company's Common Stock (the "Performance Shares") to officers and other key employees of the Company and its subsidiaries, including all of the Company's Named Executive Officers. The number of eligible participants in the Performance Share Plan will vary from year to year at the discretion of the Committee. During 2001, sixteen employees (including all of the Company's Named Executive Officers) were eligible to receive awards under the Performance Share Plan and it is expected that approximately the same number of employees will be eligible for awards under the Performance Share Plan in 2002.

     Administration. The Performance Share Plan is administered by a Committee designated by the Board of Directors which shall be composed of at least three directors of the Company. The Compensation Committee currently serves as the Committee. The Committee has the authority to determine (i) which eligible employees will be participants, (ii) the performance objectives with respect to any awards made thereunder, (iii) subject to the limitations set forth in the Performance Share Plan, the terms and conditions of all awards made thereunder, and (iv) subject to the maximum limitations set forth in the Performance Share Plan, the amount of compensation that may be payable to any participant upon the attainment of the applicable performance objectives.

     Performance Criteria. The Committee will award a number of Performance Shares with respect to a multi-year performance period (the "Performance Period") and pursuant to performance objectives (the "Performance Objectives") it shall establish. The Performance Objectives may be based upon any of the following areas: (i) net income per share, (ii) return on average equity, and
(iii) other reasonable bases; PROVIDED THAT, unless the Committee otherwise determines at the time of the grant of Performance Shares to an executive officer, the Performance Objectives with respect to the award shall be related to at least one of the criteria established in (i) and (ii), which may be determined solely by reference to the performance of the Company, a subsidiary or division or based on comparative performance relative to other companies. The Performance Objectives selected by the Committee for each Performance Period will be established prior to the beginning of such Performance Period (or at such later time as may be permitted under Section 162(m) of the Code). A determination of whether the applicable Performance Objectives have been attained, in whole or in part, will be made by the Committee following the end of the relevant Performance Period.

     Payment. If the Committee determines that the Performance Objectives for a Performance Period have been attained, a participant will be entitled to receive, as soon as practicable after such determination has been made, a payment equal to the value of one share of the Company's Common Stock for each Performance Share earned with respect to such Performance Period. The Performance Share Plan provides that payment of awards shall, unless otherwise directed by the Committee, be made partly in shares of Common Stock and partly in cash, with the cash portion being approximately equal to the Federal, state and local taxes required to be withheld as a result of such award. The maximum number of Performance Shares which may be earned under the Performance Share Plan shall not exceed an aggregate of 400,000 subject to adjustment to reflect a change in the Company's Common Stock. No participant may earn more than 25% of the Performance Shares available under the Performance Share Plan.

     Termination of Employment. If a participant's employment is terminated by death, disability or by retirement on or after normal retirement age or prior to normal retirement age at the request of the

Company, after any Performance Shares have been awarded, such participant will receive a pro-rata payment with respect to any outstanding Performance Shares based on the period of employment during the applicable Performance Period and determined by reference to the performance achieved as of the end of the fiscal year immediately preceding the termination date. If a participant's employment is terminated by reason of (i) retirement prior to normal retirement age at the request of the participant and approved in writing by the Company, (ii) the divestiture of a business segment or a significant portion of the assets of the Company, or (iii) a significant reduction by the Company in its work force, the determination of whether any payment with respect to any unvested portion of an award shall be at the discretion of the Committee. If a participant's employment is terminated for any other reason, any unvested portion of a participant's Performance Share award will be forfeited.

     Amendment and Termination. The Board of Directors of the Company may amend, suspend or terminate the Performance Share Plan at any time, provided that no amendment may, without Stockholder approval, (i) increase the total number of Performance Shares which may be awarded under the Performance Share Plan or (ii) change the definition of Performance Share under the Performance Share Plan. Notwithstanding anything else in the Performance Share Plan to the contrary, no awards may be made to participants under the Performance Share Plan after December 31, 2005.

     Plan Termination. In the event the Board of Directors terminates the Performance Share Plan, such termination shall not adversely affect any right or obligation with respect to a Performance Share Award theretofore made.

     Change in Control. In the event of a Change in Control (as defined in the Performance Share Plan), the Performance Share Plan will automatically terminate and each participant shall be deemed to have earned Performance Shares with respect to all outstanding awards based upon performance as of the December 31st preceding the date of such Change in Control, provided that, in no event shall the number of Performance Shares earned be less than the aggregate number of Performance Shares at the target performance level with respect to all such outstanding awards. Each Performance Share so earned shall be canceled in exchange for a payment in cash of an amount equal to the greater of the value of the Common Stock immediately preceding such Change in Control or the value as determined in connection with such Change in Control. In addition, each of the Named Executive Officers has entered into Employment Continuation Agreements with the Company which could impact the amount of Performance Share Award payments upon a Change in Control. See "Employment Continuation Agreements."

     Deferral of Payments of Performance Shares. Each participant who is a management or highly compensated employee and who is entitled to participate in the Alabama National BanCorporation Deferral of Compensation Plan for Key Employees may elect to defer payment of any Performance Share payment in accordance with said deferral plan.

Federal Income Tax Consequences

     The following is a brief summary of the significant aspects of current Federal income tax treatment of the Performance Share Awards that may be granted under the Performance Share Plan. This summary does not cover the tax effect, if any, of any state or local tax laws or any foreign tax laws.

     Payments made under the Performance Share Plan will be taxable to the recipients thereof when paid, and the Company or the subsidiary of the Company which employs or employed the recipient will generally be entitled to a Federal income tax deduction in the calendar year for which the amount is paid. To the extent that payment is made in the form of Common Stock, the amount of taxable income to the participant and the deduction to the Company will be equal to the fair market value of the Common Stock on the date of payment.

New Plan Benefits Table

     Because payment of any award will be contingent on the attainment of Performance Objectives established for such Performance Period by the Committee, the amounts payable to eligible participants under the Performance Share Plan for any calendar year during which the Performance Share Plan is in effect cannot be determined. The table set forth below illustrates the estimated amounts that were payable for 2001 under the Performance Share Plan to each of the individuals and to the executive officers as a group. Non-employee directors do not participate in the Performance Share Plan.

                                NEW PLAN BENEFITS

                Name and Position                             Dollar Value ($)
                -----------------                             ----------------

John H. Holcomb, III
Chairman of the Board and Chief Executive Officer                 $133,112

Victor E. Nichol, Jr.
Vice Chairman                                                     $106,489

Richard Murray, IV
President and Chief Operating Officer                             $ 70,993

William E. Matthews, V
Executive Vice President and Chief Financial Officer              $ 70,993

All Executive Officers
as a group (five persons)                                         $452,580


                                   PROPOSAL 5

                APPROVAL OF THE SECOND AMENDMENT AND RESTATEMENT
                     OF THE ALABAMA NATIONAL BANCORPORATION
                              ANNUAL INCENTIVE PLAN

     To further its policy of providing the Company's key employees the opportunity to earn competitive levels of incentive compensation based primarily on the performance of the Company, the Board of Directors adopted the original Annual Incentive Plan in 1996. The Board of Directors has since amended the plan and adopted additional amendments to the Annual Incentive Plan effective February 27, 2002. The existing Annual Incentive Plan is attached as Appendix C.

     The principal features of the Annual Incentive Plan are summarized below. The description below is qualified in its entirety to a complete text of the Annual Incentive Plan, which is attached hereto as Appendix C. The existence of the Annual Incentive Plan shall not preclude the Company from making additional payments outside the Annual Incentive Plan to participants therein or to other employees.

     Required Vote. In order to be adopted, this proposal must receive the affirmative vote of the holders of a majority of the Common Stock of the Company eligible to be voted at the Annual Meeting. As a result, any shares not voted (whether by abstention, broker non-vote or otherwise) will have the same effect as a vote against the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF PROPOSAL 5.

Description of Annual Incentive Plan

     Eligibility. The Annual Incentive Plan authorizes the Compensation Committee to award annual incentive compensation to officers and other key employees of the Company and its subsidiaries, including all of the Company's Named Executive Officers. The number of eligible participants in the Annual Incentive Plan will vary from year to year at the discretion of the Compensation Committee. During 2001, approximately seven employees (including all of the Company's Named Executive Officers) were eligible to receive incentive compensation under the predecessor to the Annual Incentive Plan and it is expected that approximately the same number of employees will be eligible for the Annual Incentive Plan in 2002.

     Performance Criteria. At the beginning of each calendar year (or such other date as may be required or permitted under Section 162(m)), the Compensation Committee will establish performance objectives that must be attained in order for the Company to pay bonuses under the Annual Incentive Plan. The performance objectives will be based upon one or more of the following criteria: (i) net income; (ii) operating income; (iii) income per share; (iv) return on equity;
(v) return on assets; (vi) return on average equity; (vii) return on average assets; (viii) total return; (ix) division or subsidiary income; or (x) other reasonable bases; PROVIDED THAT, to the extent required by Section 162(m), all awards made to certain executive officers of the Company will be based upon the criteria in (i) through (ix) above.

     Payment of Annual Awards. If any of the performance objectives established by the Compensation Committee are satisfied, the Compensation Committee may award an annual bonus to an eligible participant in an amount equal to 200% of such participant's base salary, up to a maximum of $900,000. The Compensation Committee has the discretion to pay amounts which are less than the maximum amount payable under the Annual Incentive Plan based on individual performance or such other criteria as the Compensation Committee shall deem relevant, and may establish annually rules or procedures that will limit the amounts payable to each participant to a level which is below the maximum amount authorized.

     Administration. The Compensation Committee shall administer and interpret the Annual Incentive Plan in all events. The Annual Incentive Plan shall be interpreted in a manner which is consistent with the requirements to qualify the payments made thereunder as performance-based compensation under Section 162(m). Prior to making any payment to any executive officer pursuant to the Annual Incentive Plan, the Compensation Committee must ensure that the performance objectives have been attained and must approve the amount payable to such executive officer.

     Amendment and Termination. The Board of Directors may at any time amend, terminate or suspend the Annual Incentive Plan. However, no such action shall be effective without approval by the Stockholders of the Company to the extent that such approval is required to continue to qualify the payments under the Annual Incentive Plan for treatment as performance-based compensation under Section 162(m).

     Deferral of Payments Under Annual Incentive Plan. Each participant who is a management or highly compensated employee and who is entitled to participate in the Alabama National BanCorporation Deferral of Compensation Plan for Key Employees may elect to defer payments made under the Annual Incentive Plan in accordance with said deferral plan.

Federal Income Tax Consequences

     Payments made under the Annual Incentive Plan will be taxable to the recipients thereof when paid, and the Company or the subsidiary of the Company which employs or employed the recipient will generally be entitled to a Federal income tax deduction in the calendar year for which the amount is paid.

New Plan Award Table

     Because payment of any award will be contingent on the attainment of performance objectives established for such year by the Committee, the amounts payable to eligible participants under the Annual Incentive Plan for any calendar year during which the Annual Incentive Plan is in effect cannot be determined. The table set forth below illustrates the amounts that were payable for 2001 under the predecessor to the Annual Incentive Plan to each of the individuals and to the executive officers as a group. Non-employee directors do not participate in the Annual Incentive Plan.

                                NEW PLAN BENEFITS

                Name and Position                             Dollar Value ($)
                -----------------                             ----------------

 John H. Holcomb, III
 Chairman of the Board and Chief Executive Officer                $167,000

 Victor E. Nichol, Jr.
 Vice Chairman                                                    $114,700

 Dan M. David
 Vice Chairman                                                    $ 74,000

 Richard Murray, IV
 President and Chief Operating Officer                            $103,500

 William E. Matthews, V
 Executive Vice President and Chief Financial Officer             $ 93,500

 All Executive Officers
 as a group (seven persons)                                       $632,700

                                   PROPOSAL 6

                  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

General

     The independent public accounting firm of PricewaterhouseCoopers LLP (and its predecessor, Coopers & Lybrand, LLP) has been engaged by the Company since 1996, and has audited the financial statements of the Company for the year ended December 31, 2001.

     At the direction of the Board of Directors, the ratification of the appointment of PricewaterhouseCoopers LLP for the year ending December 31, 2002 is being presented to the Stockholders for approval at the Annual Meeting (the "Appointment of Accountants"). If the Appointment of Accountants is not ratified, the Board of Directors will reconsider its appointment of independent accountants. It is expected that a representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting to respond to appropriate questions, and will be given the opportunity to make a statement if he so desires.

Vote Required; Board Recommendations

     The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the Appointment of Accountants. Accordingly, abstentions or broker non-votes will not affect the Appointment of Accountants. Unless instructed to the contrary, the shares represented by the proxies will be voted to approve the Appointment of Accountants.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF PROPOSAL 6.

                                  OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors of ANB does not know of any business which will be presented for consideration at the Annual Meeting other than that specified herein and in the Notice of Annual Meeting of Stockholders, but if other matters are presented, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.

                       DEADLINE FOR SHAREHOLDER PROPOSALS

     Proposals of Stockholders intended to be presented at ANB's 2003 Annual Meeting of Stockholders must be received by ANB by November 21, 2002 to be considered for inclusion in ANB's proxy statement relating to such meeting.

     A Stockholder must notify ANB before February 4, 2003 of a proposal for the 2003 Annual Meeting which the Stockholder intends to present other than by inclusion in ANB's proxy material. If ANB does not receive such notice prior to February 4, 2003, proxies solicited by the Board of Directors of ANB will be deemed to have conferred discretionary authority to vote upon any such matter. Any proposal must be submitted in writing by Certified Mail - Return Receipt Requested, to Alabama National BanCorporation, Attention: John H. Holcomb, III, 1927 First Avenue North, Birmingham, Alabama 35203.

A COPY OF ANB'S 2001 ANNUAL REPORT TO STOCKHOLDERS WHICH INCLUDES ANB'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS ENCLOSED WITH THIS PROXY STATEMENT. IF SUCH ANNUAL REPORT IS NOT SO INCLUDED, PLEASE ADDRESS NOTIFICATION TO ALABAMA NATIONAL BANCORPORATION, ATTENTION: KIMBERLY MOORE, CORPORATE SECRETARY, 1927 FIRST AVENUE NORTH, BIRMINGHAM, ALABAMA 35203.

                                                                      APPENDIX A
                                                                      ----------

                    RESTATED CERTIFICATE OF INCORPORATION OF
                      ALABAMA NATIONAL BANCORPORATION

                                   ----------

                     Pursuant to Sections 242 and 245 of the
                General Corporation Law of the State of Delaware

                                   ----------

     The undersigned, Alabama National BanCorporation (the "Corporation"), a corporation existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the Corporation is ALABAMA NATIONAL BANCORPORATION.

     2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 28, 1994.

     3. The Restated Certificate of Incorporation as hereinafter set forth has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

     4. The text of the Certificate of Incorporation is amended and restated in full to read as follows:

     FIRST. The name of the Corporation is Alabama National BanCorporation.

     SECOND. The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD. The nature of the business and the objects and purposes proposed to be transacted, promoted and carried on are to do any or all the things herein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world, and to engage in any lawful act or activity for which Corporations may be organized under the General Corporation Law of the State of Delaware, as amended.

     FOURTH.

     A. The total number of shares of stock which the Corporation shall have authority to issue is twenty-seven million six hundred thousand (27,600,000) shares, consisting of twenty-seven million five hundred thousand (27,500,000) shares of Common Stock, par value $1.00 per share (the "Common Stock"), and one hundred thousand (100,000) shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock").

     B. Shares of Preferred Stock may be issued from time to time in one or more classes or series as may be determined from time to time by the Board of Directors of the Corporation (the "Board of Directors"), each such class or series to be distinctly designated. Except in respect of the particulars fixed by the Board of Directors for classes or series provided for by the Board of Directors as permitted hereby, all shares of Preferred Stock shall be of equal rank and shall be identical. All shares of any one series of Preferred Stock so designated by the Board of Directors shall be alike in every particular except that shares of any one series issued at different times may differ as the dates from which dividends thereon shall be cumulative. The voting rights, if any, of each such class or series and the preferences and relative, participating, optional and other special rights of each such class or series and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other classes or series at any time outstanding; and the Board of Directors of the Corporation is hereby expressly granted authority to fix, by resolutions duly adopted prior to the issuance of any shares of a particular class or series of Preferred Stock so designated by the Board of Directors, the voting powers of stock of such class or series, if any, and the designations, preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions of such class or series, including, but without limiting the generality of the foregoing, the following:

                    (1) The distinctive designation of, and the number or shares of Preferred Stock, which shall constitute such class or series, and such number may be increased (except where otherwise provided by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

                    (2) The rate and time at which, and the terms and conditions upon which, dividends, if any, on Preferred Stock of such class or series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or series of the same or other classes of stock and whether such dividends shall be cumulative or non-cumulative;

                    (3) The right, if any, of the holders of Preferred Stock of such class or series to convert the same into, or exchange the same for shares of any other class or classes or of any series of the same or any other class or classes of stock and the terms and conditions of such conversion or exchange;

                    (4) Whether or not Preferred Stock of such class or series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions upon which, Preferred Stock of such class or series may be redeemed;

                    (5) The rights, if any, of the holders of Preferred Stock of such class or series upon the voluntary or involuntary liquidation of the Corporation;

                    (6) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock of such class or series; and

                    (7) The voting powers, if any, of the holders of Preferred Stock of such class or series.

     C. Except as otherwise provided in this Certificate of Incorporation, the Board of Directors shall have authority to authorize the issuance, from time to time without any vote or other action by the stockholders, of any or all shares of stock of the Corporation of any class or series at any time authorized, and any securities convertible into or exchangeable for any such shares, and any options, rights or warrants to purchase or acquire any such shares, in each case to such persons and on such terms (including as a dividend or distribution on or with respect to, or in connection with a split or combination of, the outstanding shares of stock of the same or any other class) as the Board of Directors from time to time in its discretion lawfully may determine; provided, however, that the consideration for the issuance of shares of stock of the Corporation having par value (unless issued as such a dividend or distribution or in connection with such a split or combination) shall not be less than such par value. Shares so issued shall be fully paid stock, and the holders of such stock shall not be liable to any further call or assessments thereon.

     D. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held by him.

     E. The term "Voting Stock" shall mean all stock of the Corporation which by its terms may be voted on all matters submitted to the stockholders of the Corporation.

     FIFTH. The number of Directors which shall constitute the whole Board of Directors shall be as determined from time to time by resolution and adopted by the affirmative vote of a majority of the Board of Directors, but shall not be less than three (3) or more than twenty (20) Directors; provided that the number of Directors shall not be decreased if such decrease would have the effect of shortening the term of an incumbent Director.

     SIXTH.

     A. No action shall be taken by stockholders of the Corporation except at an annual or special meeting of stockholders of the Corporation, and the right of stockholders to act by written consent in lieu of a meeting is specifically denied.

     B. The Board of Directors shall have concurrent power with the stockholders as set forth in this Certificate of Incorporation to adopt, amend, or repeal (collectively "Amend") the ByLaws of the Corporation. The Board of Directors may Amend the ByLaws of the Corporation upon the affirmative vote of the number of directors which shall constitute, under the terms of the ByLaws, the action of the Board of Directors. The stockholders may amend the ByLaws of the Corporation upon the affirmative vote of the holders of not less than a majority of the votes entitled to be cast by the holders of all of the outstanding shares of the Voting Stock, voting together as a class.

     SEVENTH. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

     EIGHTH. No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for a breach of a fiduciary duty as a Director, except that a Director may be liable (a) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (b) for acts and omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, as amended, or any successor provision thereto, and (d) for any transaction from which the Director derives any improper personal benefits. Neither the repeal or the modification of this Article EIGHTH nor the adoption of any provisions of the Certificate of Incorporation of the Corporation inconsistent with this Article EIGHTH shall adversely affect the rights of any Director of the Corporation with respect to any matter occurring, or any cause of action, suit or claim that, but for this Article EIGHTH, would accrue or arise, prior to such repeal, modification or adoption or an inconsistent provision.

     NINTH. When considering a merger, consolidation, business combination (as defined in Section 203 of the Delaware General Corporation Law) or similar transaction, the Board of Directors, committees of the Board of Directors, individual Directors and individual Officers may, in considering the best interests of the Corporation and its stockholders, consider the effects of any such transaction upon the employees, customers and suppliers of the Corporation, and upon communities in which offices of the Corporation are located, to the extent permitted by Delaware law.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, Alabama National BanCorporation has caused this Restated Certificate of Incorporation to be signed by John H. Holcomb, III,
its Chairman and Chief Executive Officer, this day      of , 2002.
                                                  -----            -------------

                                       ALABAMA NATIONAL BANCORPORATION


                                       By:
                                           -------------------------------------
                                           John H. Holcomb, III
                                           Chairman and Chief Executive Officer

                                                                      APPENDIX B
                                                                      ----------

                     SECOND AMENDMENT AND RESTATEMENT OF THE
                      ALABAMA NATIONAL BANCORPORATION
                           PERFORMANCE SHARE PLAN

1. Purpose. The purpose of the Alabama National BanCorporation Performance Share Plan (the "Plan") is to further the long-term growth in profitability of Alabama National BanCorporation (the "Company") by offering long-term incentives in addition to current compensation to those key executives who will be largely responsible for such growth.

2. Certain Definitions.

     (a) "Award" means the award of Performance Shares to a Participant pursuant to the terms of the Plan.

     (b) "Award Period" means the period of calendar years (but no more than five years) fixed by the Committee with respect to all Awards with the same Date of Grant, commencing with each Date of Grant, except that (i) the Award Period for an Employee whose normal retirement date (as determined under the Company's corporate policy covering retirement of salaried employees) is less than the period otherwise fixed by the Committee from the applicable Date of Grant shall be the period beginning with such Date of Grant and ending on the December 31st immediately preceding such normal retirement date and (ii) the Award Period for a recently hired Employee may be for such lesser period as determined by the Committee.

     (c) "Committee" means the committee of the Board of Directors of the Company which shall administer the Plan in accordance with Section 3.

     (d) "Common Stock" means the common stock, par value $1.00 per share, of the Company.

     (e) "Company" means Alabama National BanCorporation, a Delaware corporation.

     (f) "Date of Grant" means as of January 1 of any year in which an Award is made.

     (g) "Employee" means any person (including any officer) employed by the Company or any subsidiary of the Company on a full-time salaried basis.

     (h) "Fair Market Value" of the Common Stock means the average of the daily closing prices for a share of the Common Stock for the twenty (20) trading days ending on the fifth business day prior to the date of payment of Performance Shares for an Award Period or an Interim Period, as the case may be, on the Composite Tape for New York Stock Exchange - Listed Stocks, or, if the Common Stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on which the Common Stock is listed, or, if the Common Stock is not listed on any such Exchange, the average of the daily closing bid quotations with respect to a share of the Common Stock for such twenty (20) trading days on the National Association of Securities Dealers, Inc., Automated Quotations System or any system then in use.

     (i) "Interim Period" means a period of calendar years chosen by the Committee commencing with any Date of Grant, which period is less than the Award Period commencing on the Date of Grant.

     (j) "Net Income Per Share" for the Company, or any other corporation, means net income for the year divided by average common shares outstanding during the year, computed in accordance with generally accepted accounting principles as reported in the Company's Annual Report to Stockholders or its equivalent.

     (k) "Participant" means an Employee who is selected by the Committee to receive an Award under the Plan.

     (l) "Performance Share" means the equivalent of one share of Common Stock.

     (m) "Return on Average Equity" for the Company, or any other corporation, for a period is obtained by dividing (i) Net Income Per Share of Common Stock for the year, by (ii) average Stockholders' Equity Per Share at the beginning of the year and at the end of the year, computed in accordance with generally accepted accounting principles as reported in the Company's Annual Report to Stockholders or its equivalent.

     (n) "Section 162(m)" means Section 162(m) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

     (o) "Stockholders' Equity Per Share" for the Company, or any other corporation, for a particular point in time is obtained by dividing (i) stockholders' equity by (ii) outstanding common shares, computed in accordance with generally accepted accounting principles as reported in the Company's Annual Report to Stockholders or its equivalent.

3. Administration of the Plan. The Plan shall be administered by a Committee designated by the Board of Directors, which shall be composed of not less than three members of the Board of Directors. No member of the Committee shall be eligible to participate in the Plan while serving as a member of the Committee. Initially, the Committee shall be the Compensation Committee. Subject to the provisions of the Plan, the Committee shall have the authority to select the Employees who are to participate in the Plan, to determine the Award to be made to each Employee selected to participate in the Plan, and to determine the conditions subject to which Awards will become payable under the Plan.

     The Committee shall have full power to administer and interpret the Plan and to adopt such rules and regulations consistent with the terms of the Plan as the Committee deems necessary or advisable in order to carry out the provisions of the Plan. Except as otherwise provided in the Plan, the Committee's interpretation and construction of the Plan and its determination of any conditions applicable to Performance Share Awards or the reasons for any terminations of Participants shall be conclusive and binding on all Participants.

     In connection with its determination as to the payment of Performance Shares, the Committee has full discretion to adjust Net Income Per Share or Stockholders' Equity Per Share to recognize special or nonrecurring situations or circumstances for the Company, or any other corporation, for any year.

     The Plan shall be unfunded. Benefits under the Plan shall be paid from the general assets of the Company.

4. Participation. Participants in the Plan shall be selected by the Committee from those Employees who, in the estimation of the Committee, have a substantial opportunity to influence the long-term profitability of the Company.

5. Performance Share Awards.

     (a) After appropriate approval of the Plan, and thereafter from time to time, the Committee shall select Employees to receive Awards in any year as of the Date of Grant. Any Employee may be granted more than one Award under the Plan, but no Employee may be granted, in the aggregate, more than 25% of the Performance Shares which are the subject of this Plan. Awards of Performance Shares hereunder shall not be made unless any such Award is in compliance with all applicable laws.

     (b) No Participant shall be entitled to receive any dividends or dividend equivalents on Performance Shares; with respect to any Performance Shares, no Participant shall have any voting or any other rights of a Company stockholder; and no Participant shall have any interest in or right to receive any shares of Common Stock prior to the time when the Committee determines the form of payment of Performance Shares pursuant to Section 6.

     (c) Payment of the Award to any Participant shall be made in accordance with Section 6 and shall be subject to such conditions for payment as the Committee may prescribe at the time the Award is made. The Committee may prescribe different conditions for different Participants. Such conditions may be expressed in terms of: i) the growth in Net Income Per Share during the Award Period, or ii) average Return on Average Equity in comparison with other banks and bank holding companies, or iii) other reasonable bases; provided that, to the extent the Committee determines that it is necessary to qualify compensation under Section 162(m), the performance criteria shall be based on one or more of the criteria listed in (i) or (ii) above. The Committee may prescribe conditions such that payment of an Award may be made with respect to a number of shares of Common Stock that is greater than the number of Performance Shares awarded. However, the Committee may not provide for payment of greater than 125% of the number of Performance Shares awarded.

     (d) Each Award shall be made in writing and shall set forth the terms and conditions set by the Committee for payment of such Award including, without limitation, the length of the Award Period and whether there will be an Interim Period with respect to the Award and if so, the length of the Interim Period.

6. Payment of Performance Share Awards.

     (a) Subject to the right of certain management or highly compensated employees to defer payment of an Award as discussed in this Section 6(b) below, payment of Performance Share Awards shall be as follows:

          Each Participant granted an Award shall be entitled to payment of the Award as of the close of the Award Period applicable to such Award, but only if and after the Committee has determined that the conditions for payment of the Award set by the Committee have been satisfied. At the time of grant of each Award, the Committee shall decide whether there will be an Interim Period. If the Committee determines that there shall be an Interim Period for the Award to any Participant, each such Participant granted an Award with an Interim Period shall be entitled to partial payment on account thereof as of the close of the Interim Period, but only if and after the

     Committee has determined that the conditions for partial payment of the Award set by the Committee have been satisfied. Performance Shares paid to a Participant for an Interim Period may be retained by the Participant and shall not be repaid to the Company, notwithstanding that based on the conditions set for payment at the end of the Award Period such Participant would not have been entitled to payment of some or any of his Award. Any Performance Shares paid to a Participant for the Interim Period during an Award Period shall be deducted from the Performance Shares to which such Participant is entitled at the end of the Award Period.

          Unless otherwise directed by the Committee, payment of Awards shall be made as promptly as possible by the Company after the determination by the Committee that payment has been earned. Unless otherwise directed by the Committee, all payments of Awards to Participants shall be made partly in shares of Common Stock and partly in cash, with the cash portion being approximately equal to the amount of federal, state and local taxes which the Participant's employer is required to withhold on account of said payment. The Committee, in its discretion, may provide for payment of cash and distribution of shares of Common Stock in such other proportions as the Committee deems appropriate, except and provided that the Committee must pay in cash an amount equal to the federal, state and local taxes which the Participant's employer is required to withhold on account of said payment. There shall be deducted from the cash portion of all Awards all taxes to be withheld with respect to such Awards.

          For payment of each Award, the number of shares of Common Stock to be distributed to Participants shall equal the Fair Market Value of the total Performance Shares determined by the Committee to have been earned by the Participant, less the portion of the Award that was paid in cash, divided by the Fair Market Value of a Performance Share. To the extent that shares of Common Stock are available in the treasury of the Company on the date payment is to be made, such shares may be issued in payment of Awards.

     (b) Each Participant who is a management or highly compensated employee and who is entitled to participate in the Alabama National BanCorporation Deferral of Compensation Plan for Key Employees may elect to defer payment of any Award in accordance with said plan.

7. Death or Disability. If, prior to the close of an Award Period, a Participant's employment terminates by reason of his death or by his total and permanent disability (as determined under the Company's Pension Plan), payment of his outstanding Award or Awards shall be made as promptly as possible after death or the date of the determination of total and permanent disability, and the number of Performance Shares to be paid shall be computed as follows: First, determine (based on the conditions set by the Committee for payment of Awards for the subject Award Period) the number of Performance Shares that would have been paid if each subject Award Period had ended on the December 31st immediately preceding the date of death or the date of determination of total and permanent disability. Then, multiply each above-determined number by a fraction, the numerator of which is the number of months during the subject Award Period that the Participant was an active Employee, and the denominator of which is the number of months in the Award Period. This product shall be reduced by any Performance Shares for which payment has been made with respect to any Interim Period during each Award Period. In this instance, the Fair Market Value of the Common Stock shall be based on the twenty (20) days immediately preceding the date of death or the date of the determination of total and permanent disability.

8. Retirement Prior to Close of an Award Period. If, prior to the close of an Award Period, a Participant's employment terminates by reason of his retirement on or after his normal retirement date (as determined under the Company's Pension Plan) or prior to his normal retirement date if such retirement was at the request of his employer, payment of the Participant's outstanding Award or Awards will be made as promptly as possible after such retirement and such payment shall be computed in the same manner as in
Section 7, using the effective date of retirement in place of the date of death or determination of total and permanent disability.

9. Termination Under Certain Circumstances. If, prior to the close of an Award Period, a Participant's employment terminates by reason of (i) his retirement prior to his normal retirement date (as determined under the Company's Pension Plan) and such retirement was at the request of the Participant and approved in writing by his employer, (ii) the divestiture by the Company of one or more of its business segments or a significant portion of the assets of a business segment, or (iii) a significant reduction by the Company in its salaried work force, the determination of whether such Participant shall receive payment of his outstanding Award or Awards shall be within the exclusive discretion of the Committee. Payment, if any, of his Award or Awards to such Participant shall be made as of the close of each such Award Period by multiplying the amount of payment otherwise due under the Award at that date had the Participant remained employed through such date by a fraction, the numerator of which is the number of months during the subject Award Period that the Participant was an active Employee and the denominator of which is the number of months in the Award Period.

10. Voluntary Termination or Discharge. If, prior to the close of an Award Period, a Participant's status as an Employee terminates and there is no payment due under the terms of Sections 7, 8, 9, or 20, all of such Participant's outstanding Performance Shares shall forthwith and automatically be canceled and all rights of the former holder of such canceled Performance Shares in respect to such canceled Performance Shares shall forthwith terminate.

11. Limitation on Awards and Payments. The maximum number of Performance Shares which may be awarded under the Plan shall not exceed an aggregate of 400,000 (except as adjusted in accordance with Section 18); provided, however, that since January 1, 1996 for the term of the Plan, payments of Awards shall involve no more than 400,000 shares of Common Stock (similarly adjusted in accordance with Section 18). If any Performance Shares awarded under the Plan are not paid because of death, total and permanent disability, retirement, voluntary termination, discharge or cancellation or because they lapse when conditions to their payment are not met, they shall thereupon become available again for award under the Plan.

12. Term of Plan. This Plan was originally effective January 1, 1996 as it was approved by the stockholders of the Company at the Annual Meeting of Stockholders held on June 6, 1996. This Plan was first amended pursuant to an Amendment approved by the Board of Directors of the Company at a meeting held on April 16, 1998. This Restated Plan shall be effective April 20, 2000, as it was approved by the Board of Directors of the Company at a meeting held on April 20, 2000. The Board of Directors of the Company may terminate the Plan at any time. If not sooner terminated, the Plan will expire on the date on which all of the Performance Shares subject to award under the Plan have been paid, but no grant of Awards may be made after December 31, 2005. Termination or expiration shall not adversely affect any right or obligation with respect to an Award theretofore made.

13. Cancellation of Performance Shares. With the written consent of a Participant holding Performance Shares granted to him under the Plan, the Committee may cancel such Performance Shares.

In the event of any such cancellation, all rights of the former holder of such canceled Performance Shares in respect to such canceled Performance Shares shall forthwith terminate; and in no such event may such Participant be granted another Award within twelve months thereafter.

14. No Assignment of Interest. The interest of any Participant in the Plan shall not be assignable, either by voluntary assignment or by operation of law, and any assignment of such interest, whether voluntary or by operation of law, shall render the Award void, except that cash or shares of Common Stock payable under the Plan shall be transferable by testamentary will or by the laws of descent and distribution. All shares of Common Stock paid pursuant to this Plan are to be taken subject to an investment representation by the Participant or other recipient that any such shares are acquired for investment and not with a view to distribution and that such shares shall not be transferred or sold until registered in compliance with the Securities Act of 1933 or unless an exemption therefrom is available in the opinion of the counsel for the Company.

15. Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participant's death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made in a form approved by the Compensation Committee and shall not be effective until received by the Compensation Committee. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant's spouse or, if no spouse survives the Participant, the Participant's estate. If a Participant designates more than one beneficiary, the rights of such beneficiaries shall be payable in equal shares, unless the Participant has designated otherwise.

16. Employment Rights. An Award made under the Plan shall not confer any right on the Participant to continue in the employ of the Company or any subsidiary or limit in any way the right of his employer to terminate his employment at any time.

17. Expenses. The expenses of administering the Plan shall be borne by the Company.

18. Dilution, Recapitalization and Other Adjustments. In case the Company shall at any time issue any shares of Common Stock (i) in a stock split or other increase of outstanding shares of Common Stock, by reclassification or otherwise, whereby the par value of shares is reduced, or (ii) in payment of a stock dividend, the number of Performance Shares which have been awarded but not paid, the maximum number of Performance Shares which may be awarded under the Plan, and the maximum number of shares of Common Stock which may be issued in payment of the Awards (see Section 11) shall be increased proportionately; and in like manner, in case of any combination of shares of Common Stock, by a reverse stock split, reclassification or otherwise, the number of Performance Shares which have been awarded but not paid, the maximum number of Performance Shares which may be awarded under the Plan, and the maximum number of shares of Common Stock which may be issued in payment of the Awards shall be reduced proportionately.

19. Amendment and Termination of the Plan. The Board of Directors of the Company may amend, suspend or terminate the Plan at any time; provided, however, that no amendment may, without stockholder approval, increase the total number of Performance Shares which may be awarded or paid under the Plan or change the definition of Performance Share.

20. Plan Termination. The Board of Directors may terminate the Plan at any time in their discretion and in such event no Awards shall be made after the date of such Plan Termination. Payment of all Awards outstanding at the date of Plan Termination shall be made as promptly as possible after such date and payment of each such Award shall be computed in the same manner as in Section 7 using the effective date of Plan Termination in place of the date of death or the date of the determination of total and permanent disability, except that the Common Stock will be priced at Fair Market Value based on the twenty (20) trading days immediately preceding the date of Plan Termination.

21. Change in Control. In the event of a Change in Control, each Participant shall be deemed to have earned Performance Shares with respect to each of his or her Awards outstanding at the date of such Change in Control. The number of Performance Shares so earned shall be computed by determining (based on the conditions set by the Committee for payment of Awards for the subject Award Period) the number of Performance Shares that would have been paid if each subject Award Period had ended on the December 31st immediately preceding the Change of Control provided that in no event shall the number of Performance Shares earned be less than the aggregate number of Performance Shares at the target performance level (as identified in the applicable award letter) with respect to all such Awards. Thus, in the event of a Change in Control, the minimum Performance Shares to be awarded shall be equal to the aggregate number of Performance Shares that would have been awarded at the end of the Award Period(s) if the target performance level(s) applicable thereto had been met. Performance Share Awards granted in the year of the Change in Control shall be earned at the same percentage as Awards granted in the year preceding the year of the Change in Control. Each Performance Share so earned shall be canceled in exchange for an immediate payment in cash of an amount equal to the Change in Control Price.

     For purposes of this Section 21, the following terms shall have the meanings ascribed thereto:

          "Change in Control" means (i) acquisition by any person (within the meaning of Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 20% or more of the Common Stock then outstanding; or (ii) the consummation of (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Common Stock are converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger as they had in Common Stock immediately prior to the merger, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, including, without limitation, any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all, of the assets of the Company.

          "Change in Control Price" means the greater of (x) the price per share of Common Stock immediately preceding any transaction resulting in a Change in Control or (y) the highest price per share of Common Stock offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash).

22. Construction. The use of the masculine gender herein shall be deemed to refer to the feminine as well. All headings are included for convenience of reference and shall not be deemed a part of this Plan.

23. Interpretation. Notwithstanding anything else contained in this Plan to the contrary, if any Award of Performance Shares is intended, at the time of grant, to be other performance based compensation within the meaning of
Section 162(m)(4)(C) of the Code, to the extent required to so qualify any award hereunder, the Committee shall not be entitled to exercise any discretion otherwise authorized under this Plan with respect to such Award if the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause such Award to fail to qualify as other performance based compensation.

                                                                      APPENDIX C
                                                                      ----------

                     SECOND AMENDMENT AND RESTATEMENT OF THE
                      ALABAMA NATIONAL BANCORPORATION
                           ANNUAL INCENTIVE PLAN

1. Plan Purpose. The purpose of the annual incentive plan (the "Plan") is to
   ------------
reward certain key employees of Alabama National BanCorporation (the "Corporation") with a variable component of pay based upon performance. For any given year of this Plan (a "Plan Year"), this variable award can only be earned if the predetermined performance criteria outlined in this Plan are met for such Plan Year. The Plan is designed to assure that amounts paid to certain key employees of the Corporation will not fail to be deductible by the Corporation for Federal income tax purposes because of the limitations imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended and any regulations promulgated thereunder ("Section 162(m)").

     Financial performance criteria will be established each Plan Year for the Corporation, each of its divisions and each of its subsidiaries. Annual incentive awards will be based upon performance in relation to these predetermined criteria.

2. Effective Date. The effective date of this amendment and restatement of the
   --------------
Plan shall be February 27, 2002.

3. Eligibility and Participation. Eligibility for the Plan is restricted to
   -----------------------------
certain key employees of the Corporation and its affiliates.

     The Chief Executive Officer of the Corporation (the "CEO") will nominate participants ("Participants") to be approved by the Compensation Committee of the Board of Directors of the Corporation (the "Compensation Committee"). Participation will be reevaluated and redetermined on an annual basis.

4. Target Incentive Awards. If the Compensation Committee certifies that any of
   -----------------------
the performance objectives established for the relevant year under this Plan has been satisfied, each Participant will be entitled (subject to any adjustments provided herein) to receive a target incentive award equal to a percentage of the Participant's base salary up to a maximum of $900,000.
The appropriate percentage will be defined as set forth herein.

     The Compensation Committee may, in its sole discretion, adjust an individual Participant's target percentage in order to reflect special circumstances, including, among others:

          . Market differentials for specific specialized jobs.

          . Responsibility for a specific profit center within a division.

          . Need for special performance focus in a given area for a specified period of time.

5. Award Determination. For each given Plan Year, a Participant's award will be
   -------------------
a function of performance against pre-established objectives, as illustrated:

                                      Payout as a % of
                    Rating             Target Award
                    ------            ----------------

                    Maximum            200%
                    Target             100
                    Threshold           33
                    Below Threshold     0

     Threshold, Target and Maximum performance levels will be defined at the beginning of each Plan Year for each performance measure. Individual ratings will be determined by the Compensation Committee at the beginning of each Plan Year.

6. Performance Criteria. The apportionment of the award opportunity among
   --------------------
performance criteria will be determined at the beginning of each Plan Year (or at such other date as may be required or permitted under Section 162(m)). The performance objectives will be based upon the relative or comparative achievement of one or more of the following criteria, as determined and weighted by the Compensation Committee: (i) net income; (ii) operating income; (iii) income per share; (iv) return on equity; (v) return on assets; (vi) return on average equity; (vii) return on average assets;
(viii) total return; (ix) division or subsidiary income; or (x) other reasonable bases provided that to the extent required by Section 162(m), all awards made to certain executive officers of the Company under the Plan shall be based on one or more of the criteria listed in (i) through (ix) above.

7. Determination of Whether Criteria are Achieved. The determination of whether
   ----------------------------------------------
the performance criteria have been achieved by the Corporation or any subsidiary or division of the Corporation shall be made by the Compensation Committee, which may in its sole discretion include or exclude the effects of accounting, tax or reserve changes, or other non-recurring items, including, without limitation, extraordinary investment gains or losses and accretive or dilutive effects of mergers, acquisitions and other non-recurring transactions.

8. Discretionary Judgment. Notwithstanding anything else contained in this Plan
   ----------------------
to the contrary, the Compensation Committee shall have the right, in its absolute discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under the Plan based on individual performance or any other factors that the Compensation Committee, in its discretion, shall deem appropriate and (ii) to establish rules or procedures that have the effect of limiting the amount payable to each Participant to an amount that is less than the maximum amount otherwise authorized under the Plan.

9. Incentive Reserve. The Corporation shall maintain an incentive reserve and
   -----------------
upon authorization by the Compensation Committee shall credit annually to the incentive reserve for each fiscal year an incentive provision which may not be more than five percent (5%) of the Corporation's income before income tax for such year, determined in accordance with generally accepted accounting principles. The

Compensation Committee may direct that any lesser amount be credited to the incentive reserve and may determine whether and to what extent a non-recurring gain or loss may be included in the amount of income before income tax for purposes of the incentive reserve amount.

     In any Plan Year the Compensation Committee may pay any part or all of the incentive reserve as awards. Any part of the incentive reserve which is not paid in any Plan Year may remain in the incentive reserve and be carried forward to the next Plan Year.

10. Form and Timing of Payments.
    ----------------------------

     (a) Subject to paragraphs (b) and (c) below, payments will be made in cash as soon as practical after award amounts are approved by the Board of Directors of the Corporation.

     (b) Each Participant who is a management or highly compensated employee and who is entitled to participate in the Alabama National BanCorporation Deferral of Compensation Plan for Key Employees may elect to defer payment of any award amounts in accordance with said plan.

     (c) Notwithstanding anything in the Plan to the contrary, the Compensation Committee may defer all or any portion of any distribution of an award to be made hereunder to the extent such distribution, when added to all other payments to be made to a Participant in a calendar year, would not be deductible compensation paid by the Corporation for federal income tax purposes within the meaning of Section 162 of the Internal Revenue Code of 1986, as amended (the "Code"). The deferred amount of the award shall be paid to such Participant (or, in the event of his or her death, to his or her designated beneficiary or, if none, to his or her estate) in a lump sum, or in installments, if necessary to preserve the deductibility of such payment, as of the earliest date that the payment of the deferred amount, or portion thereof, when added to all other payments to be made to a Participant in a calendar year, would be deductible by the Company for federal income tax purposes within the meaning of Section 162 of the Code (including Section 162(m)).

11. Change of Position. In the event that a Participant changes positions during
    ------------------
the Plan Year, whether due to promotion, demotion or lateral move, awards will be prorated for the Plan Year based on the time in each position.

12. Newly Hired Employees. An employee hired into an eligible position during
    ---------------------
the first six (6) months of a Plan Year may participate in the Plan for the balance of the Plan Year on a pro rata basis.

13. Termination of Employment. In the event a Participant voluntarily resigns
    -------------------------
employment or is terminated involuntarily before the end of the Plan Year, any award will be forfeited. In the event of death, permanent disability or normal retirement, the award will be paid on a pro rata basis at the end of the Plan Year, after approval by the Board of Directors.

14. Withholding. The Corporation shall withhold from award payments any required
    -----------
Federal, State or local taxes.

15. Governance. The Compensation Committee shall be responsible for the
    ----------
administration, interpretation and governance of the Plan. Actions requiring Compensation Committee approval include final determination of Plan participation, identification of performance criteria and final award determination. The decisions of the Compensation Committee shall in all respects be final and binding on all Participants. The Compensation Committee shall have the authority to delegate its responsibilities hereunder to the CEO as to Participants other than the executive officers of the Corporation. However, in no event shall the Plan be interpreted in a manner which would cause any amount payable under the Plan to any Covered Employee to fail to qualify as performance-based compensation under Section 162(m). "Covered Employee" shall have the meaning set forth in Section 162(m).

16. Amendment, Modification or Termination of the Plan. The Board of Directors
    ---------------------------------------------------
reserves the right to amend, modify, suspend or terminate the Plan at any time. However, no such action shall be effective without approval by the stockholders of the Corporation to the extent necessary to continue to qualify the amounts payable hereunder to Covered Employees as performance-based compensation under Section 162(m). Furthermore, the Board of Directors may not, without stockholder approval, amend the formula for computing credits to the Incentive Reserve.

17. Employment At Will. Nothing in the Plan shall interfere with or limit in any
    ------------------
way the Corporation's right to terminate a Participant's employment at any time. The Plan shall not be construed as a contract of employment or compensation agreement.

18. Designation of Beneficiary. Each Participant may designate a beneficiary or
    --------------------------
beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participant's death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made in a form approved by the Compensation Committee and shall not be effective until received by the Compensation Committee. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the participant's spouse, or, if no spouse survives the Participant, the Participant's estate. If a Participant designates more than one beneficiary, the rights of such beneficiaries shall be payable in equal shares, unless the Participant has designated otherwise.

19. Interpretation. Notwithstanding anything else contained in this Plan to the
    --------------
contrary, to the extent required to so qualify any award as other performance based compensation within the meaning of Section 162(m), the Compensation Committee shall not be entitled to exercise any discretion otherwise authorized under this Plan with respect to such award if the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause such award to fail to qualify as other performance based compensation.

                                 REVOCABLE PROXY
                         ALABAMA NATIONAL BANCORPORATION
                             1927 FIRST AVENUE NORTH
                            BIRMINGHAM, ALABAMA 35203

     This Proxy is solicited on behalf of the Board of Directors of Alabama National BanCorporation (the "Company") for use at the Annual Meeting of Stockholders to be held on May 2, 2002, and at any postponement or adjournments thereof (the "Annual Meeting").

     The undersigned, being a Stockholder of the Company, hereby appoints John
H. Holcomb, III and Victor E. Nichol, Jr., and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them, or either of them, to represent the undersigned at the Annual Meeting and to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, on the following matters in accordance with the following instructions:

                                                                                     For All Nominees     Withhold
                                                                                     -----------------    --------
                                                                                    (other than struck
                                                                                        out below)
1.   To elect 15 directors to serve on the Board of Directors until the next                [ ]             [ ]
     annual meeting and until their successors are duly elected and qualified.

     TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, STRIKE A LINE THROUGH THE
     NOMINEE'S NAME:

     W. Ray Barnes; Dan M. David; John V. Denson; T. Morris Hackney; John H.
     Holcomb, III; John D. Johns; John J. McMahon, Jr.; C. Phillip McWane;
     William D. Montgomery; Drayton Nabers, Jr.; Victor E. Nichol, Jr.; C. Lloyd
     Nix; G. Ruffner Page, Jr.; William E. Sexton; and W. Stancil Starnes.

                                                                                        For      Against    Abstain
                                                                                        ---      -------    -------
2.   To amend the Company's Certificate of Incorporation to increase the maximum        [ ]        [ ]        [ ]
     size of the Board of Directors as described in the accompanying Proxy
     Statement.

3.   To amend the Company's Certificate of Incorporation to increase the total          [ ]        [ ]        [ ]
     authorized shares of common stock as described in the accompanying Proxy
     Statement.

4.   To approve the Second Amendment and Restatement of the Company's                   [ ]        [ ]        [ ]
     Performance Share Plan as described in the accompanying Proxy Statement.

            CONTINUED AND TO BE DATED AND SIGNED ON THE RESERVE SIDE.

                                                                                        For      Against    Abstain
                                                                                        ---      -------    -------
5.   To approve the Second Amendment and Restatement of the Company's Annual            [ ]        [ ]        [ ]
     Incentive Plan as described in the accompanying Proxy Statement.

6.   To ratify the Appointment of Accountants as described in the accompanying          [ ]        [ ]        [ ]
     Proxy Statement.


     The undersigned acknowledges that the Annual Meeting may be postponed or adjourned to a date subsequent to the date set forth above, and intends that this Proxy shall be effective at the Annual Meeting after such postponement(s) or adjournment(s). This Proxy is revocable, and the undersigned may revoke it at any time by delivery of written notice of such revocation to the Company or its agent, SunTrust Bank, prior to the date of the Annual Meeting, or by attendance at the Annual Meeting.

     This Proxy when properly executed will be voted in the manner directed by the undersigned. If no direction is made, this Proxy will be voted FOR Proposals 1 through 6.

                         PLEASE SIGN EXACTLY AS NAME APPEARS HEREIN

                         Dated:                                     , 2002
                               -------------------------------------


                         ------------------------------------------------
                         Signature


                         ------------------------------------------------
                         Signature

                         NOTE: Please sign exactly as name appears herein. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                 PLEASE MARK, DATE AND SIGN THIS PROXY AND
                 RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.